UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )
☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BABCOCK & WILCOX ENTERPRISES, INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant).
Payment of Filing Fee (Check the appropriate Box)
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a(6)(i)(1) and 0-11.

April 5, 2024
Babcock & Wilcox Enterprises, Inc.
1200 East Market Street, Suite 650
Akron, Ohio 44305 Via live webcast at www.virtualshareholdermeeting.com/BW2024
Dear Fellow Stockholders:
On behalf of our Board of Directors (the “Board”), we are pleased to invite you to attend the Babcock & Wilcox Enterprises, Inc. (“B&W” or the “Company”) 2024 Annual Meeting of Stockholders on May 15, 2024 (the “Annual Meeting”). This will be a virtual meeting of stockholders, beginning at 10:30 a.m. Eastern Time. You may attend the Annual Meeting online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/BW2024. You also will be able to vote your shares electronically at the Annual Meeting (other than shares held through the B&W Thrift Plan, which must be voted prior to the meeting), although we would urge you not to wait until the meeting to vote your shares.
We invite you to read this year’s proxy statement highlighting key activities and accomplishments in 2023 and presenting the matters for which we are seeking your vote at the Annual Meeting.
Strengthening our Foundation and Accelerating Growth
Despite sustained global economic and geopolitical challenges, our traditional businesses returned solid results in 2023, led by our aftermarket parts, services and construction operations that capitalized on the continued strong demand for baseload power generation as customers seek to extend the operational lifespans of their existing power generation and industrial facilities.
We also accelerated our momentum in the deployment of our patented BrightLoop™ low-carbon, hydrogen generation technology that can use solid fuels like coal and biomass, as well as others like natural gas, to produce hydrogen while capturing carbon dioxide. This included announcing our hydrogen generation and carbon capture project with Black Hills Energy in Gillette, Wyoming, and our progress in establishing a BrightLoop hydrogen production plant in Massillon, Ohio.
These accomplishments would not be possible without the outstanding efforts and dedication of B&W employees throughout our global operations. They are experienced problem solvers and technology experts and have earned the trust of customers around the world. We’re excited about the opportunities ahead and for the opportunity to achieve sustained growth in 2024 and beyond. We’ll do that by capitalizing on the strengths of our technology and experienced employees, by driving greater efficiencies throughout our operations and by working together to deliver on our projects safely and profitably. Together, we are focused on generating strong, profitable growth, to serving our vast installed base and further expanding our role as a leader and innovator in the energy transition.
We sincerely appreciate your interest in our company, and your confidence in our ability to execute on our strategic priorities and create strong, sustainable results for the long-term. We’re looking forward to a bright future and to continuing to deliver products, services and solutions that drive the world toward a cleaner tomorrow.
We Welcome Your Feedback
We hope you will participate in the Annual Meeting to hear more about our operations and our progress, and we encourage you to share your thoughts, concerns and suggestions with us. We also want to ensure your shares are represented as we conduct a vote on the matters outlined in this proxy statement. Whether or not you plan to attend, please cast your vote as soon as possible either via:
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the internet at www.proxyvote.com,

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by calling 1-800-690-6903, or

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by returning the accompanying proxy card if you received a printed set of materials by mail.

Further instructions on how to vote your shares can be found in this proxy statement.
On behalf of our Board of Directors and the employees of B&W, I want to thank you for your confidence in us and your investment in our business. If you have any questions or suggestions, please feel free to contact us at the address above or by visiting our website.
Sincerely,
Kenneth M. Young
Chairman and Chief Executive Officer

April 5, 2024 Babcock & Wilcox Enterprises, Inc. 1200 East Market Street, Suite 650 Akron, Ohio 44305
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
The 2024 Annual Meeting will be a virtual meeting of stockholders, beginning at 10:30 a.m. Eastern Time on May 15, 2024. You will be able to attend the Annual Meeting online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/BW2024. You will also be able to vote your shares electronically at the Annual Meeting (other than shares held through the B&W Thrift Plan, which must be voted prior to the meeting). The Annual Meeting will be held to:
(1)
approve amendments to the Company’s Restated Certificate of Incorporation (“Certificate of Incorporation”) to declassify the Company’s Board of Directors (the “Board”) and provide for annual elections of all directors beginning at the 2026 annual meeting of stockholders;

(2)
if Proposal 1 is approved and our Board is re-classified, elect Henry E. Bartoli, Naomi L. Boness and Philip D. Moeller as Class I directors of the Company for a term of two years;

(3)
if Proposal 1 is not approved, elect Henry E. Bartoli, Naomi L. Boness and Philip D. Moeller as Class III directors of the Company for a term of three years;

(4)
approve amendments to the Company’s Certificate of Incorporation to remove provisions that require the affirmative vote of holders of at least 80% of the voting power to approve certain amendments to our Certificate of Incorporation and Bylaws;

(5)
ratify our Audit and Finance Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024;

(6)
approve, on a non-binding advisory basis, the compensation of our named executive officers; and

(7)
transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

If you were a stockholder as of the close of business on March 18, 2024 (the “record date”), you are entitled to vote at the Annual Meeting and at any postponement or adjournment thereof. To participate in the Annual Meeting via live webcast, you will need the 16-digit control number included on your proxy card and on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 10:30 a.m. Eastern Time. Online check-in will begin at 10:25 a.m. Eastern Time.
If you are a stockholder of record, you can vote your shares by voting by Internet, telephone, mailing in your proxy or virtually at the Annual Meeting. You may give us your proxy by following the instructions included in the enclosed proxy card. Further instructions on how to vote your shares can be found in this proxy statement.
A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Company’s headquarters for 10 days prior to the Annual Meeting. The list of stockholders may also be accessed during the Annual Meeting at www.virtualshareholdermeeting.com/BW2024 by using the control number on your proxy card, voting instruction form, or Notice of Internet Availability.
On April 5, 2024, we commenced providing or making available our proxy materials, including this notice and proxy statement as well as a copy of our 2023 Annual Report, to all stockholders of record as of the record date.

Your vote is important. Please vote your proxy promptly so your shares can be represented, even if you plan to attend the Annual Meeting. You can vote by Internet, by telephone, or by requesting a printed copy of the proxy materials and using the enclosed proxy card.
By Order of the Board of Directors,
John J. Dziewisz
Executive Vice President,
General Counsel &
Corporate Secretary
Dated: April 5, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 15, 2024.
We are pleased to announce that we are delivering your proxy materials for the 2024 Annual Meeting of Stockholders via the Internet. Because we are delivering proxy materials via the Internet, the Securities and Exchange Commission requires us to mail a notice to our shareholders notifying them that these materials are available on the Internet and how these materials may be accessed. This notice, which we refer to as our “Notice of Proxy Materials,” will be mailed to our shareholders on or about April 5, 2024.
Our Notice of Proxy Materials will instruct you on how you may vote your proxy via the Internet or by telephone, or how you can request a full set of printed proxy materials, including a proxy card to return by mail. If you would like to receive printed proxy materials, you should follow the instructions contained in our Notice of Proxy Materials. Unless you request them, you will not receive printed proxy materials by mail.
The Proxy Statement and Annual Report are available free of charge on our website at
https://investors.babcock.com/home/financial-reports/
and at http://www.proxyvote.com

2024 PROXY STATEMENT SUMMARY
2023 Pay-For-Performance
Our executive compensation programs are based on a strong alignment between pay and performance, and this is reflected in the payout amounts under our cash incentive program and the value of earned awards under our long-term incentive programs. Decisions by the Compensation Committee of the Board, which we refer to in this discussion as the “Compensation Committee,” in 2023 also took into account prior feedback from our stockholders and concern for retention of key personnel while we address operational issues.
For the sixth year in a row, no payment was earned by any of our executive officers under the financial component of our annual cash incentive program. In 2023, our executive officers did not receive equity awards under the company’s long term incentive plan.
Governance Highlights
Corporate governance is important, and we believe that our governance policies and structures provide a strong framework and assurance that we are clear, ethical and transparent in all of our business dealings. They help us operate more effectively, mitigate risk and act as a safeguard against mismanagement.
Board Independence	• Five out of seven of our directors are independent • Our Chief Executive Officer is the only executive director
Board Composition
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Currently the Board consists of seven directors

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The Board annually assesses its performance through Board and committee self-evaluations

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The Governance Committee leads the full Board in considering Board competencies and refreshment in light of Company strategy

Board Committees	• We have four standing Board committees — Audit and Finance, Governance, Compensation, and Related Party Transactions • All committees are composed entirely of independent directors
Leadership Structure
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Our Lead Independent Director works closely with our Chairman & CEO and provides feedback to management

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Among other duties, our Chairman and our Lead Independent Director are involved in setting the Board’s agenda and our Lead Independent Director chairs executive sessions of the independent directors to discuss certain matters without management present

Robust Overboarding Policy	• Robust director overboarding policy, with limit of three total public company boards for non-employee directors and two total public company boards for executive directors
Risk Oversight
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Our full Board is responsible for risk oversight, and has designated committees to have particular oversight of certain key risks

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The Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks, and taking appropriate risks

Open Communication	• We encourage open communication and strong working relationships among the Chairman and other directors • Our directors have access to management and employees
Director Stock Ownership	• Our directors are required to own five times their annual base retainers in shares of common stock
Accountability to Stockholders	• We actively reach out to our stockholders through our engagement program • Stockholders can contact the Board, Chairman or management through our website or by regular mail
Management Succession Planning	• The Board actively monitors our succession planning and people development • At least once per year, the Board reviews senior management succession and development plans

As part of our commitment to effective corporate governance, our management and Board reviewed current corporate governance trends and considered the view held by many institutional stockholders that a classified board structure has the potential effect of reducing the accountability of directors. Similarly, the Board considered the view held by many institutional stockholders that provisions that prohibit stockholders from amending certain provisions of the Company’s Amended and Restated Bylaws (“Bylaws”) or our Certificate of Incorporation without the approval of at least 80% of all outstanding shares of the Company’s common stock could similarly reduce the accountability of directors and management. The proposals included in this Proxy Statement reflect the Board’s consideration of these issues.
VIRTUAL ANNUAL MEETING
The Annual Meeting will be held in a virtual-only meeting format, via live audio webcast that will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions. Our virtual-only meeting format leverages technology to enhance stockholder access to the Annual Meeting by enabling attendance and participation from any location around the world by visiting www.virtualshareholdermeeting.com/BW2024. We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our Board of Directors and management.
BENEFITS OF A VIRTUAL ANNUAL MEETING
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We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size.

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Stockholders of record and beneficial owners as of March 18, 2024, the record date, will have the ability to submit questions directly to our management and Board of Directors and vote electronically at the Annual Meeting via the virtual-only meeting platform.

ATTENDANCE AT THE VIRTUAL ANNUAL MEETING
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Attendance at the Annual Meeting is open to the public online at www.virtualshareholdermeeting.com/BW2024, but you are entitled to participate in the Annual Meeting by voting or asking questions only if you were a stockholder of record or beneficial owner as of March 18, 2024, the record date.

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To participate in the Annual Meeting by voting or asking questions, you will need the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, as applicable.

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If you were a stockholder as of March 18, 2024, the record date, you may vote shares held in your name as the stockholder of record or shares for which you are the beneficial owner but not the stockholder of record electronically during the Annual Meeting through the online virtual annual meeting platform by following the instructions provided when you log in to the online virtual annual meeting platform.

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On the day of the Annual Meeting, Wednesday, May 15, 2024, stockholders may begin to log in to the virtual- only Annual Meeting beginning at 10:25 a.m. Eastern time, and the Annual Meeting will begin promptly at 10:30 a.m. Eastern time. Please allow ample time for online login.

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We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties with your 16-digit control number or submitting questions, you may call the technical support number that will be posted on the Annual Meeting log-in page.

QUESTIONS AT THE VIRTUAL ANNUAL MEETING
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Stockholders will have the opportunity to submit questions during the Annual Meeting by following the instructions on the virtual-only Annual Meeting platform.

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If you wish to submit a question, please submit it online at: www.virtualshareholdermeeting.com/BW2024. The meeting is not to be used as a forum to present general economic, political or other views that are not directly related to the business of the Company. We may group questions and answers by topic and answer substantially similar questions only once. Each shareholder may ask up to two questions. Answers to questions will be posted on the Investors Page on the Company’s website, www.babcock.com. We will only answer questions that comply with our Annual Meeting Rules of Conduct, which can be found on the virtual meeting site referenced above.

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We will not answer any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references which are not in good taste.

This summary highlights certain information contained in this Proxy Statement but does not contain all of the information that you should consider before voting. For more complete information, please review our 2023 Annual Report and this entire Proxy Statement.
YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON

Page
APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND PROVIDE FOR ANNUAL ELECTIONS OF ALL DIRECTORS BEGINNING AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS (PROPOSAL 1)	1
Recommendation and Vote Required	1
IF PROPOSAL 1 IS APPROVED, THE ELECTION OF HENRY E. BARTOLI, NAOMI L. BONESS AND PHILIP D. MOELLER AS CLASS I DIRECTORS OF THE COMPANY FOR A TERM OF TWO YEARS (PROPOSAL 2)	2
Recommendation and Vote Required	2
IF PROPOSAL 1 IS NOT APPROVED, THE ELECTION OF HENRY E. BARTOLI, NAOMI L. BONESS AND PHILIP D. MOELLER. AS CLASS III DIRECTORS OF THE COMPANY FOR A TERM OF THREE YEARS (PROPOSAL 3)	2
Recommendation and Vote Required	2
INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES	3
Summary of Director Core Competencies and Attributes	8
CORPORATE GOVERNANCE	9
Director Independence	9
Board Function, Leadership Structure and Executive Sessions	10
Director Nomination Process	11
Communication with the Board	12
Board Orientation and Continuing Education	12
Board Self-Evaluation Process	13
The Role of the Board in Succession Planning	13
The Role of the Board in Risk Oversight	13
Board of Directors and Its Committees	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	20
APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO REMOVE PROVISIONS THAT REQUIRE THE AFFIRMATIVE VOTE OF HOLDERS OF AT LEAST 80% OF THE VOTING POWER TO APPROVE CERTAIN AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND BYLAWS (PROPOSAL 4)	22
Recommendation and Vote Required	22
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2024 (PROPOSAL 5)	23
Recommendation and Vote Required	23
AUDIT AND FINANCE COMMITTEE REPORT	24
APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION (PROPOSAL 6)	25
Effect of Proposal	25
Recommendation and Vote Required	25
COMPENSATION DISCUSSION AND ANALYSIS	26
Table of Contents	26
Executive Summary	26

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***** Cautionary Statement Concerning Forward-Looking Information *****
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical or current fact included in this Proxy Statement are forward-looking statements. These forward-looking statements are made based upon detailed assumptions and reflect management’s current expectations and beliefs. While we believe that these assumptions underlying the forward-looking statements are reasonable, forward-looking statements are subject to uncertainties and factors relating to our operations and business environment that are difficult to predict and may be beyond our control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements. You should not place undue reliance on these statements. Forward-looking statements may include words such as “expect,” “intend,” “plan,” “likely,” “seek,” “believe,” “project,” “forecast,” “target,” “goal,” “potential,” “estimate,” “may,” “might,” “will,” “would,” “should,” “could,” “can,” “have,” “due,” “anticipate,” “assume,” “contemplate,” “continue” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operational performance or other events.
The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, but not limited to, the risks and uncertainties described under the heading “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.

APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND PROVIDE FOR ANNUAL ELECTIONS OF ALL DIRECTORS BEGINNING AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS (PROPOSAL 1)
General
Our Certificate of Incorporation currently provides for a classified board structure, pursuant to which the Board is divided into three classes and directors are elected to staggered three-year terms, with members of one of the three classes elected every year. At our 2023 annual meeting of stockholders, our stockholders did not, by at least the required affirmative vote of at least 80% of the outstanding shares of our common stock, approve a proposal to amend our Certificate of Incorporation to eliminate the classified structure of the Board by the 2025 annual meeting of stockholders and allow for removal of directors with or without cause once the Board is no longer classified. After careful consideration, the Board unanimously approved, and recommends that our stockholders approve, amendments to our Certificate of Incorporation that, if adopted, would eliminate the classified structure of the Board by the 2026 annual meeting of stockholders and allow for removal of directors with or without cause once the Board is no longer classified.
Summary of Principal Changes
If this proposal is adopted, Article FIFTH of our Certificate of Incorporation will be amended to provide that all director nominees standing for election will be elected to a one-year term at or after the 2026 annual meeting of stockholders. To effect this change, we will enact a transitional two-class structure, combining our current Class II and Class III directors into a new Class I, with directors in current Class I being transitioned into a new Class II. Nominees elected to replace our current Class III directors, whose terms expire at the Annual Meeting, would be elected to a two-year term as new Class I directors, and nominees elected to replace our current Class I directors whose terms expire at the 2025 annual meeting of stockholders would be elected to a one-year term as new Class II directors. The transitional structure will then lapse, and as a result, beginning at the 2026 annual meeting of stockholders, and at each annual meeting thereafter, all directors will serve one-year terms. Directors elected to fill any vacancy on the Board or to fill newly created director positions resulting from an increase in the number of directors would serve the remainder of the term of that position.
In connection with the declassification of our Board, Article FIFTH would also be amended to provide that, commencing with the election of directors at the 2026 annual meeting of stockholders, directors may be removed with or without cause as provided in the Delaware General Corporation Law (“DGCL”), and only the approval of a majority of the voting power of our stockholders would be required to remove a director with or without cause.
This description of the proposed amendments to our Certificate of Incorporation is only a summary of those amendments and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of Article FIFTH of our Certificate of Incorporation, marked to show the proposed amendments, a copy of which is attached to this proxy statement as Appendix B. If adopted, the amendments to our Certificate of Incorporation will become effective upon filing of the amended Certificate of Incorporation with the Secretary of State of Delaware, which is expected to occur promptly following the stockholder vote. If the amendments to our Certificate of Incorporation are approved by stockholders and become effective, the Board expects to approve certain conforming amendments to our Bylaws to remove references to a classified Board and to reflect stockholders’ ability to remove directors on an unclassified Board with or without cause at or after the 2026 annual meeting of stockholders.
Recommendation and Vote Required
The Board recommends that stockholders vote “FOR” the approval of amendments to our Certificate of Incorporation to declassify the Board and provide for annual elections of all directors beginning at the 2026 annual meeting of stockholders. The proxy holders will vote all proxies received “FOR” approval of this proposal unless instructed otherwise. Approval of the proposal requires the affirmative vote of at least 80% of the voting power of the outstanding shares of our common stock. Accordingly, abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal.

IF PROPOSAL 1 IS APPROVED, THE ELECTION OF HENRY E. BARTOLI, NAOMI L. BONESS AND PHILIP D. MOELLER AS CLASS I DIRECTORS OF THE COMPANY FOR A TERM OF TWO YEARS (PROPOSAL 2)
If Proposal 1 is approved and our board is re-classified, stockholders will vote to elect three directors to hold office for a two-year term expiring at the 2026 annual meeting of stockholders. In such event, the Board has recommended each of Henry E. Bartoli, Naomi L. Boness and Philip D. Moeller for election as Class I directors under the transitional two-class structure described in Proposal 1 above, to serve until the 2026 annual meeting of stockholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. All three individuals currently serve as Class III directors under our current class structure, whose terms expire at the Annual Meeting. Each of Mr. Bartoli, Dr. Boness and Mr. Moeller have agreed to serve if elected. The Board has nominated these directors following the recommendation of the Governance Committee.
Information regarding the director nominees is set forth below under the heading “Information Regarding Directors and Director Nominees.”
Recommendation and Vote Required
The Board recommends that stockholders vote “FOR” the election of each of Henry E. Bartoli, Naomi L. Boness and Philip D. Moeller. You may vote “FOR” all director nominees or withhold your vote for any or all of the director nominees. Subject to our majority voting requirements described below, director nominees are elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. As a result, withheld votes and broker non-votes will have no effect on the election of directors.
This means that the individuals nominated for election to the Board who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. However, under our bylaws, any nominee for director is required to submit an irrevocable contingent resignation letter. If a nominee for director does not receive a majority of the votes cast “FOR” his or her election, the Board will act on an expedited basis to determine whether to accept the resignation. We refer to this process herein as the “majority voting requirements”.
IF PROPOSAL 1 IS NOT APPROVED, THE ELECTION OF HENRY E. BARTOLI, NAOMI L. BONESS AND PHILIP D. MOELLER AS CLASS III DIRECTORS OF THE COMPANY FOR A TERM OF THREE YEARS (PROPOSAL 3)
If Proposal 1 is not approved, stockholders will vote to elect three directors to hold office for a three-year term expiring at the 2027 annual meeting of stockholders. In such event, the Board has recommended each of Henry E. Bartoli, Naomi L. Boness and Philip D. Moeller for election as Class III directors under our current class structure, to serve until the 2027 annual meeting of stockholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. All three individuals currently serve as Class III directors whose terms expire at the Annual Meeting. Each of Mr. Bartoli, Dr. Boness and Mr. Moeller have agreed to serve if elected. The Board has nominated these directors following the recommendation of the Governance Committee.
Information regarding the director nominees is set forth below under the heading “Information Regarding Directors and Director Nominees.”
Recommendation and Vote Required
The Board recommends that stockholders vote “FOR” the election of each of Henry E. Bartoli, Naomi L. Boness and Philip D. Moeller as Class III Directors. You may vote “FOR” all three director nominees or withhold your vote for any or all of the director nominees. Subject to our majority voting requirements described above, director nominees are elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. As a result, withheld votes and broker non-votes will have no effect on the election of directors.

INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES
The Board currently includes seven highly qualified directors with skills aligned to our business and strategy who bring significant value and diversity to the Company. The Board is comprised of the following members:
NAME	CLASS	YEAR TERM EXPIRES
Henry E. Bartoli	Class III	2024
Naomi L. Boness	Class III	2024
Philip D. Moeller	Class III	2024
Joseph A. Tato	Class I	2025
Kenneth M. Young	Class I	2025
Alan B. Howe	Class II	2026
Rebecca L. Stahl	Class II	2026
The Board currently consists of three classes of directors with each director serving a staggered three-year term. The Class I directors are Joseph A. Tato and Kenneth M. Young. The Class II directors are Alan B. Howe and Rebecca L. Stahl. The Class III directors are Henry E. Bartoli, Naomi L. Boness and Philip D. Moeller.
If Proposal 1 is approved, the Board will convert to a transitional structure consisting of two classes of directors, with the directors in the new Class I serving until our 2026 annual meeting of stockholders and the directors in the new Class II serving until our 2025 annual meeting of stockholders. If Proposal 1 is approved, the directors currently in Class I and Class II will be designated as Class I directors, and the directors currently in Class III will be designated as Class II directors.
Kenneth M. Young, a non-independent director, currently serves as Chairman of the Board. Because the Chairman is not an independent director, Alan B. Howe has been designated by the Board as Lead Independent Director in accordance with our Corporate Governance Principles.
Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote “FOR” the election of the nominees listed in this proxy statement. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by the Board. However, we are not aware of any circumstances that would prevent any of the nominees from serving as a director.
The following section provides information with respect to each nominee for election as a director and each director who will continue to serve as a director after the Annual Meeting. It includes the specific experience, qualifications and skills considered by the Governance Committee and the Board in assessing the appropriateness of the person to serve as a director (ages are as of April 1, 2024).

Nominees
HENRY E. BARTOLI Director since 2020 Age: 77
Qualifications:
Henry E. Bartoli, a seasoned executive with more than 35 years of experience in the global power industry, served as Chief Strategy Officer for Babcock & Wilcox from 2018 to 2020. Before that, he was President and Chief Executive Officer of Hitachi Power Systems America, LTD from 2004 to 2014. From 2002 to 2004, he was Executive Vice President of The Shaw Group, after serving in a number of senior leadership roles at Foster Wheeler Ltd. from 1992 to 2002, including Group Executive and Corporate Senior Vice President, Energy Equipment Group, and Group Executive and Corporate Vice President and Group Executive, Foster Wheeler Power Systems Group. Before that, from 1971 to 1992, he served in a number of positions of increasing importance at Burns and Roe Enterprises, Inc.
Mr. Bartoli also serves as a member of the Board of Directors of FERMILAB, United States’ premier particle physics laboratory owned by the U.S. Department of Energy.
Mr. Bartoli received a Bachelor of Science Degree in Mechanical Engineering from Rutgers University and a Master of Science Degree in Mechanical Engineering from New Jersey Institute of Technology. In addition, Mr. Bartoli has held professional engineering licenses in California, Kentucky and New Jersey and is a former member of the Board of Trustees of Rutgers University. He also is a former member of the Board of Directors of the Nuclear Energy Institute.

NAOMI L. BONESS Director since 2023 Age: 47 Board Committees Audit and Finance Related Party Transactions
Qualifications:
Dr. Naomi Boness (Ph.D.), has served as the Managing Director of the Natural Gas Initiative at Stanford University since 2019 and the Co-Managing Director of the Stanford Hydrogen Initiative since 2021. Dr. Boness is an experienced practitioner in the energy sector and is focused on using her background in reservoir geophysics and technoeconomic modeling to develop technology solutions related to natural gas, hydrogen and decarbonization. In addition to her research, she teaches classes in earth science and energy engineering and recently co-designed a graduate class on the hydrogen economy. She also is passionate about connecting technology developers with industry to accelerate the deployment of new decarbonization technologies at scale.
Prior to Stanford, Dr. Boness held a variety of technical and management positions at Chevron from 2006 to 2019. She also currently serves on the Board of Directors at Aemetis, a privately-held renewable fuels company, and geCKo Materials, a privately-held adhesive developer. She is Chairperson of the Advisory Board of Ambient Fuels, LLC, a privately-held green energy developer, and serves an advisor to a number of privately-held startups in the energy sector, including Ammobia, Veriten, EvolOH. Dr. Boness is a member of the Renewable Natural Gas Coalition Advisory Committee, a member of the Partnership to Address Global Emissions Advisory Council, a member of the Open Hydrogen Initiative Independent Expert Panel, a past invited member of the United Nations Expert Group on Resource Classification, and a past Chair of the Society of Exploration Geophysicists Oil and Gas Reserves Committee. As an advocate for women and gender equality, she is proud to be an Ambassador for the Women in Clean Energy, Education and Empowerment (C3E) Initiative.
Dr. Boness holds a Doctorate in Geophysics from Stanford University, a Master’s Degree in Geological Sciences from Indiana University and a Bachelor’s Degree in Geophysics from the University of Leeds.

PHILIP D. MOELLER Director since 2020 Age: 62 Board Committees Compensation Governance Related Party Transactions
Qualifications:
The Honorable Philip D. Moeller is Executive Vice President, Business Operations Group and Regulatory Affairs at the Edison Electric Institute (EEI). EEI is the association that represents all of the nation’s investor-owned electric companies. Mr. Moeller has significant responsibility over a broad range of issues that affect the future structure of the electric power industry and new rules in evolving competitive markets. He has responsibility over the strategic areas of energy supply and finance, energy delivery, energy services, federal and state regulatory issues, and international affairs.
Prior to joining EEI in February 2016, Mr. Moeller served as a Commissioner on the Federal Energy Regulatory Commission (FERC), ending his tenure as the second-longest serving member of the Commission. In office from 2006 through 2015, Mr. Moeller ended his service as the only Senate-confirmed member of the federal government appointed by both President George W. Bush and President Barack Obama. At FERC, Mr. Moeller championed policies promoting improved wholesale electricity markets, increasing investment in electric transmission and natural gas pipeline infrastructure, and enhancing the coordination of the electric power and natural gas industries.
Earlier in his career, Mr. Moeller headed the Washington, D.C. office of Alliant Energy Corporation. He also served as a Senior Legislative Assistant for Energy Policy to U.S. Senator Slade Gorton (R-WA), and as the Staff Coordinator of the Washington State Senate Energy and Telecommunications Committee in Olympia, Washington.
Mr. Moeller was born in Chicago and raised on a ranch near Spokane, Washington. He received a BA in Political Science from Stanford University.

Continuing Directors
ALAN B. HOWE Director since 2019 Age: 62 Board Committees Audit and Finance Compensation Governance Related Party Transactions
Qualifications:
Alan B. Howe has over 30 years of extensive hands-on operational expertise combined with corporate finance, business development and corporate governance experience. Mr. Howe has a broad business background and has been exposed to a wide variety of complex business situations within large corporations, financial institutions, start-ups, small-caps and turnarounds.
Currently, Mr. Howe is Managing Partner of Broadband Initiatives, LLC, a small boutique corporate advisory firm that he manages. His specialty is in providing board and C-level leadership working with small-cap and micro-cap companies (both public and private) particularly in turnaround situations.
Mr. Howe has served both as a director and as a board chairman in over 29 public companies (and 4 private companies) in a variety of industries including telecom and wireless equipment, software, IT services, wireless RF services, manufacturing, semi-conductors, environmental technology and storage. In two situations, Mr. Howe was appointed interim CEO of turn-arounds where he previously served on the Board of Directors.

REBECCA L. STAHL Director since 2020 Age: 50 Board Committees Audit and Finance Compensation Related Party Transactions
Qualifications:
Rebecca Stahl has over 25 years’ experience in finance and accounting, and currently serves as Chief Financial Officer of The Association For Manufacturing Technology (AMT), an organization that represents and promotes U.S.-based manufacturing technology and its members who design, build, sell, and service the industry. Before joining AMT, she held positions of increasing responsibility at Lightbridge Communications Corporation (LCC), a multinational wireless engineering company, including serving as Chief Financial Officer from 2008 to 2015. While at LCC, she led several financing rounds, senior bank refinancing and M&A transactions that led to an eventual sale of the company in 2015.
Prior to LCC, Ms. Stahl was with BT Infonet, a multinational data communications company, as a senior finance professional supporting a $600 million operation. From 1998-2000, she served in corporate finance for The Walt Disney Company in Burbank, Calif. She started her career at Arthur Anderson LLP serving clients of public and private companies in the real estate and financial services industries.
Ms. Stahl is a certified public accountant. She earned a Bachelor of Science in Accounting from The Pennsylvania State University, and a Master of Business Administration from the Anderson School of Management at University of California Los Angeles, with an emphasis in Finance. Her professional affiliations include Women Corporate Directors, the American Institute of Certified Public Accountants and Virginia Society of Certified Public Accountants.

JOSEPH A. TATO Director since 2020 Age: 70 Board Committees Audit and Finance Governance Related Party Transactions
Qualifications:
Joseph A. Tato has significant leadership experience in the areas of energy and natural resources, infrastructure project development and finance, and has been counsel in some of the largest public-private partnership transactions completed to date including for energy and water projects in the U.S. and globally.
Mr. Tato joined Steptoe LLP, in 2024 as Senior Counsel, responsible for project development and finance as well as energy transactional matters.
Prior to joining Steptoe, from 2020 to 2024, Mr. Tato was Partner at Covington & Burling, LLP and then Senior Counsel in 2024, responsible for Project Development & Finance, as well as a member of its Africa and Latin America Practice Groups. From 2012 to 2020, he was a Partner with DLA Piper, LLP, and Chair of Projects and Infrastructure, as well as Co-Chair of its Energy Sector and a member of its Africa Committee. Before that, from 1983 to 2012, Mr. Tato was an associate and since 1988 a Partner with LeBoeuf, Lamb, Greene & MacRae, LLP (Dewey & LeBoeuf LLP), and served as Chair of Global Project Finance and its Africa Practice.
He has served as Director, Cameroon Enterprises, since 2017. Additionally, he has served as Director, Covanta Energy Corporation, from 2000 to 2004, and as Assistant Secretary and Counsel to the Board of Directors of SITA U.S.A., a subsidiary of Suez, from 1996 to 1999.

KENNETH M. YOUNG Director since 2020 Age: 60 Chairman of the Board
Qualifications:
Kenneth Young is Chairman and Chief Executive Officer of Babcock & Wilcox, a leader in energy and environmental products and services for power and industrial markets worldwide.
Mr. Young, who has served as Chief Executive Officer since November 2018 and Chairman since September 2020, has more than 30 years of global operational, executive and director experience primarily within the energy, communications and finance industries. Mr. Young also serves as President of B. Riley Financial, Inc., and Chief Executive Officer for B. Riley Principal Investments, a wholly owned subsidiary of B. Riley Financial.
Before joining B. Riley, he held executive leadership positions with Lightbridge Communications Corporation (LCC), which was the largest independent telecom construction and services company in the world and a recognized leader in providing network services. Prior to joining LCC, Mr. Young was Chief Marketing and Operations Officer with Liberty Media’s TruePosition and held various senior executive positions with multiple corporations, including Cingular Wireless, SBC Wireless, Southwestern Bell Telephone and AT&T as part of his 16-year tenure within the now-combined AT&T Corporation.
Mr. Young holds a Bachelor of Science in Computer Science from Graceland University and a Master of Business Administration from the University of Southern Illinois. Mr. Young has previously served on nine public company boards.

B. Riley Investor Rights Agreement
On April 30, 2019, we entered into an investor rights agreement (the “Investor Rights Agreement”) with B. Riley Financial, Inc. (together with its affiliates, “B. Riley”). Pursuant to the Investor Rights Agreement, B. Riley retains its right to nominate one director to serve on our Board so long as B. Riley continues to meet certain quantitative ownership thresholds with regard to our common stock. As of the date hereof, B. Riley has the right to nominate one member of our Board. The Investor Rights Agreement also provides pre-emptive rights to B. Riley with respect to certain future issuances of our equity securities.

Summary of Director Core Competencies and Attributes
The Board provides effective and strategic oversight to support the best interests of us and our stockholders. The following chart summarizes the core competencies and attributes represented by each of the director nominees. More details on each director’s competencies are included in the director profiles on the previous pages.
Competencies / Attributes	Kenneth M. Young	Henry E. Bartoli	Naomi L. Boness	Alan B. Howe	Philip D. Moeller	Rebecca L. Stahl	Joseph A. Tato
COMPLIANCE CONSIDERATIONS
Independent Director			●	●	●	●	●
Financial Expertise	●	●	●	●	●	●	●
CORE COMPETENCIES
Recent or current public company CEO/COO/CFO/GC	●			●
Power Generation	●	●			●		●
Manufacturing	●	●					●
Engineering and Construction	●	●		●			●
Utility / Power Transmission Distribution	●	●			●		●
International Operations	●	●	●	●		●	●
Emerging Energy Technologies	●	●	●	●	●	●	●
STRATEGIC COMPETENCIES
Financial (Reporting, Auditing, Internal Controls)	●	●	●	●		●	●
Strategy / Business Development / M&A	●	●	●	●	●	●	●
Human Resources / Organizational Development	●	●			●	●	●
Legal / Governance / Business Conduct	●	●		●	●	●	●
Risk Management	●	●	●		●	●	●
Public Policy / Regulatory Affairs	●	●			●		●
Environmental, Social & Corporate Governance (ESG)	●	●	●		●	●	●
Cybersecurity	●	●		●	●		●
PUBLIC COMPANY BOARD EXPERIENCE
Board of similar or larger size company	●			●			●
Audit / Finance committee experience with other companies	●		●	●	●
Compensation committee experience with other companies			●	●	●	●
Nomination / Governance committee experience with other companies	●		●	●	●		●

CORPORATE GOVERNANCE
Our corporate governance policies and structures provide the general framework for how we run our business. They demonstrate our commitment to ethical values, to strong and effective operations and to assuring continued growth and financial stability for our stockholders.
The corporate governance section on our website contains copies of our principal governance documents. It is found at www.babcock.com at “Company — Corporate — Investors — Corporate Governance” and contains the following documents:
Amended and Restated Bylaws
Corporate Governance Principles
Code of Business Conduct
Code of Ethics for Chief Executive Officer and Senior Financial Officers
Audit and Finance Committee Charter
Compensation Committee Charter
Governance Committee Charter
Related Party Transactions Committee Charter
Conflict Minerals Policy
Related Party Transactions Policy
Modern Slavery Transparency Statement
Director Independence
The New York Stock Exchange (“NYSE”) listing standards require the Board to consist of at least a majority of independent directors, and our Corporate Governance Principles require the Board to consist of at least a majority of independent directors and at least 66% independent directors who satisfy all NYSE listing standards for independence other than Section 303A.02(b)(iv) of the NYSE listed company manual. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with us. The Board has established categorical standards, which conform to the independence requirements in the NYSE listing standards, to assist it in determining director independence. These standards are contained in the Corporate Governance Principles found on our website at www.babcock.com under “Company — Corporate — Investors — Corporate Governance — Governance Documents.”
Based on these independence standards, the Board has determined that each of Naomi L. Boness, Alan B. Howe, Philip D. Moeller, Rebecca L. Stahl and Joseph A. Tato are independent and meet our categorical standards. Kenneth M. Young and Henry E. Bartoli have been determined to not be independent due to their employment and consulting relationships with the Company, respectively.
In determining the independence of the directors, the Board considered transactions between us and other entities with which each of our directors are associated, including B. Riley, a significant stockholder of the Company. Those transactions are described below, as well as the related party transactions described under “Certain Relationships and Related Transactions” in this proxy statement. None of these transactions was determined to constitute a material relationship with us with respect to any director determined to be independent. B. Riley has also entered into a consulting agreement with us in connection with Mr. Young’s service as our Chief Executive Officer.

Board Function, Leadership Structure and Executive Sessions
The Board oversees, counsels and directs management in the long-term interest of us and our stockholders. The Board’s responsibilities include:
•
overseeing the conduct of our business and assessing our business and enterprise risks, including cybersecurity and ESG risks;

•
reviewing and approving our key financial objectives, strategic and operating plans, and other significant actions;

•
overseeing the processes for maintaining the integrity of our financial statements and other public disclosures, and our compliance with law and ethics;

•
evaluating CEO and senior management performance and determines executive compensation;

•
planning for CEO succession and monitoring management’s succession planning for other key executive officers; and

•
establishing our governance structure, including appropriate board composition and planning for board succession.

The Board does not have a policy requiring either that the positions of Chairman and Chief Executive Officer should be separate or that they should be occupied by the same individual. The Board believes that this issue is properly addressed as part of the succession planning process and that it is in our best interests for the Board to make a determination on these matters when it elects a new Chief Executive Officer or Chairman of the Board or at other times consideration is warranted by circumstances. We currently have Mr. Young serving as our Chief Executive Officer and as our Chairman.
Pursuant to our Corporate Governance Principles, in the event the Chairman of the Board is not an independent director, the independent directors will annually appoint a Lead Independent Director with such responsibilities as the Board shall determine from time to time. If appointed, the Lead Independent Director has the following responsibilities:
•
presides over all Board meetings at which the Chairman of the Board is not present and all executive sessions attended only by independent directors;

•
serves as liaison between the independent directors and the Chairman of the Board and Chief Executive Officer (including advising the Chairman of the Board and Chief Executive Officer of discussions held during executive sessions of the non-employee and independent directors, as appropriate);

•
reviews and approves the Board meeting agendas and meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•
advises the Chairman of the Board and Chief Executive Officer regarding the quality, quantity and timeliness of information sent by management to the directors;

•
has the authority to call meetings of the independent directors; and

•
ensures that he or she is available for consultation and direct communication, as appropriate.

Because the Chairman is not an independent director, the Board has designated Mr. Howe as Lead Independent Director. The Board believes that this leadership structure is appropriate for us at this time because it provides our Chairman with readily-available resources to manage the affairs of the Board. Our Chairman and Chief Executive Officer ensure that the views of the Board are taken into account as management carries out the business of the Company and vice-versa. Our independent directors, led by our Lead Independent Director, retain the opportunity to meet in executive session without management at the conclusion of each regularly scheduled Board meeting.

Director Nomination Process
Our Governance Committee is responsible for assessing the qualifications, skills and characteristics of candidates for election to the Board. The Board, after taking into account the assessment provided by our Governance Committee, is responsible for considering and recommending to stockholders the nominees for election as directors at each annual meeting. In making their assessments, the Governance Committee and the Board generally consider a number of factors, including each candidate’s:
•
professional and personal experiences and expertise in relation to (1) our businesses and industries, and (2) the experiences and expertise of other Board members;

•
integrity and ethics in his or her personal and professional life;

•
professional accomplishment in his or her field;

•
personal, financial or professional interests in any competitor, customer or supplier of ours;

•
preparedness to participate fully in Board activities and to devote sufficient time to carry out the duties as a director on the Board, including active membership on Board committees as requested and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and a lack of other personal or professional commitments that would, in the Governance Committee’s sole judgment, interfere with or limit his or her ability to do so;

•
ability to contribute positively to the Board and any of its committees;

•
whether the candidate meets the independence requirements applicable to the Board and its committees established by the NYSE and the SEC;

•
whether the candidate meets the requirements of our Corporate Governance Principles, including the independence requirements set forth therein; and

•
all other information deemed relevant in the Governance Committee’s and the Board’s, as applicable, business judgment impacting the candidate’s service as a member of the Board and any of its committees, including a candidate’s professional and educational background, reputation, industry knowledge and business experience.

While the Board does not have a specific policy regarding diversity among directors, both the Governance Committee and the Board recognize the benefits of a diverse board and believe that any evaluation of potential director candidates should consider diversity as to gender, racial and ethnic background, age, cultural background, education, viewpoint and personal and professional experiences. In furtherance of these views and in response to stockholder feedback, our Governance Committee has initiated a search for director candidates and our Board fully supports appointing a new director who is a woman or is racially or ethnically diverse to our Board.
Our Governance Committee takes these same factors into account when assessing the performance and skills of an incumbent director being nominated for re-election. In the case of an incumbent director being nominated for re-election to the Board, our Governance Committee also considers the incumbent director’s attendance at meetings, contributions to the Board and its committees during and in between regularly scheduled meetings (as well as part of any working groups formed to assist management with strategic or other priorities), the contributions of the incumbent director based on the Board’s self-evaluation processes described below and the benefits associated with the institutional knowledge derived from the incumbent director’s prior service on the Board.
To help ensure the ability to devote sufficient time to board matters, no director may serve on the board of more than three other public companies while continuing to serve on the Board, and no director that serves as an executive officer of the Company may serve on the board of more than one other public company while continuing to serve on the Board. The Board is authorized to grant exceptions to these rules on a case-by-case basis.
When the need for a new director arises (whether because of a newly created seat or vacancy), the Governance Committee and the Board proceed to identify a qualified candidate or candidates and to evaluate the qualifications of each candidate identified. Our Governance Committee and the Board generally solicit ideas for possible candidates from a number of sources — including members of the Board, our Chief Executive Officer and other senior executive officers, significant stockholders, individuals personally known to the members of the Board and independent director candidate search firms. Final candidates are generally interviewed by one or more members of our Governance Committee or other members of the Board before a decision is made.
In addition, any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our bylaws. See “Stockholders’ Proposals” in this proxy statement. Stockholder nominees are evaluated under the same standards as other candidates for board membership described above. In evaluating stockholder nominees, our Governance Committee and the Board may consider any other information they deem relevant, including (i) whether there are or will be any vacancies on the Board, (ii) the size of the nominating stockholder’s ownership of our debt and equity interests, (iii) the length of time such stockholder has owned such interest and (iv) any statements by the nominee or the stockholder regarding proposed changes in our operation.
Our bylaws provide for a plurality voting standard for directors. If a nominee for director in an uncontested election does not receive a majority of the votes cast “FOR” his or her election (not counting any withheld votes or broker non-votes as being cast), the Board will act on an expedited basis to determine whether to accept the resignation.
Overboarding Policy
Our non-employee directors are limited to serving on the boards of directors of not more than three total public companies, and our executive directors are limited to serving on the board of directors of two total public companies. All of our non-employee directors are instructed to advise the Chairman of the Board, the chairperson of the Governance Committee and the Company’s General Counsel in advance of accepting an invitation to serve on the board (or similar body) of another company. Additionally, our Chief Executive Officer and other executive officers of the Company must seek the approval of the Board before accepting membership on other public company boards. Each member of our Board is currently in compliance with our overboarding policy. Our Governance Committee reviews this policy periodically as part of its review of our Corporate Governance Principles.
Communication with the Board
Our stockholders or other interested persons may communicate directly with the Board and its independent members. Written communications to the independent members of the Board can be sent to the following address: Board of Directors (independent members), c/o Babcock & Wilcox Enterprises, Inc., Corporate Secretary’s Office, 1200 East Market Street, Suite 650, Akron, Ohio 44305. All such communications are forwarded to the independent directors for their review, except for communications that (1) contain material that is not appropriate for review by the Board based upon our bylaws and the established practice and procedure of the Board, or (2) contain improper or immaterial information. Information regarding this process can be found in our bylaws posted on our website at www.babcock.com under “Company — Corporate — Investors — Corporate Governance — Governance Documents.”
Board Orientation and Continuing Education
Each new director participates in an onboarding and orientation program developed and implemented with the oversight of the Governance Committee. This orientation includes information to familiarize new directors with the Company’s governance requirements, the structure and procedures of the Board and its committees on which the new director will serve, the Company’s industry, management structure, and significant operational, financial, accounting, risk management and legal issues, compliance programs, Code of Business Conduct, principal officers and internal and independent auditors. All directors are welcome to attend any of these orientation programs.
Directors are also required to participate in Company-sponsored and external continuing education programs at least once every two years. These programs are intended to help directors stay current on, among other topics, corporate governance and boardroom best practices, financial reporting practices, ethical issues confronting directors and management, and other similar matters. The Board believes it is appropriate for directors, at their discretion, to have access to educational programs related to their duties as directors on an ongoing basis to enable them to better perform their duties and to recognize and deal appropriately with issues as they arise. The Company provides appropriate funding for any such program in which a director participates.

Board Self-Evaluation Process
The Board and each of its committees conducts an annual evaluation, which includes a qualitative assessment by each director of the performance of the Board and each committee on which he or she serves. The Governance Committee oversees this evaluation and solicits comments from all directors. Each committee’s chairperson summarizes and reviews the responses with the members of his or her respective committees. Each committee chairperson then reports to the Board with an assessment of the performance of his or her respective committees as well as any suggestions for improvement. The chairperson of the Governance Committee summarizes and reviews with the Board the evaluation results for the Board.
The Role of the Board in Succession Planning
The Board believes effective succession planning, particularly for the Chief Executive Officer, is important to the continued success of the Company. As a result, the Board periodically reviews and discusses succession planning with the Chief Executive Officer during executive sessions of Board meetings. The Compensation Committee assists the Board in the area of succession planning by reviewing and assessing the management succession planning process and reporting to the Board with respect to succession planning for the Chief Executive Officer and our other executive officers.
The Role of the Board in Risk Oversight
Effective risk oversight is a priority for the Board. While the Board oversees risk management, the Company’s management is charged with managing risk and bringing to the Board’s attention emerging risks as well as discussing the status of the long-term risks facing the Company. The Company’s management team facilitates the process of reviewing key external, strategic, operational and financial risks, including cybersecurity and ESG risks, as well as monitoring the effectiveness of risk mitigation. Information on the enterprise risk management program is presented to senior management and the Board. The Board, with independent leadership from the Lead Independent Director and working through its committees, proactively participates in the oversight of management’s actions. The Audit and Finance Committee assists the Board in fulfilling its oversight responsibility for financial reporting and meets as necessary (and in any event at least quarterly) with management to review material financial risk exposures. The Audit and Finance Committee also meets at least annually to review reports from management regarding all material risk exposures and to assess the steps taken by management to monitor and control these exposures. The Audit and Finance Committee presents its assessment of these risks and management’s mitigation initiatives, along with any recommendations, to the Board.
The Compensation Committee also assists the Board with this function by meeting as necessary with management to review and discuss the significant risks impacting our company that potentially affect executive compensation in a material way. The Compensation Committee assesses whether and how to assess these risks as part of our compensation programs in consultation with management and its outside compensation consultant, as more fully described in “Compensation Discussion and Analysis — Compensation Philosophy and Process.”
Sustainability and the Environment
The Company is committed to helping preserve Earth’s natural resources while meeting the growing demand for clean energy, decarbonization, renewable waste-to-energy, biomass and environmental technologies and services. The Company has worked for four decades in collaboration with universities, governments and other partners to develop our ClimateBright™ decarbonization technologies. These systems work with a vast array of feedstock, such as natural gas, biomass, petroleum coke, coal, municipal solid waste and syngas — providing as much as 90-95% CO2 isolation for its sequestration or beneficial use. For our customers across power and industrial sectors, the Company develops and deploys technologies that support a responsible, sustainable clean energy transition, including:
•
Carbon capture

•
Landfill methane abatement

•
Reduction of SOX, NOX, mercury, particulate and other hazardous air pollutants

•
Clean hydrogen fuel production

•
Fuel conversion from coal-to-natural gas or natural gas-to-hydrogen firing

•
Steam generation efficiency

•
Lower-carbon fuel utilization

•
Dry cooling, flue gas condensation and other industrial water conservation solutions

The Company is also a participant in the United Nations Global Compact, which the United Nations describes as “the world’s largest corporate sustainability initiative.” The United Nations Global Compact is a call to companies everywhere to align their operations and strategies with Ten Principles in the areas of human rights, labor, environment and anti-corruption. The United Nations Global Company involves more than 15,000 companies and 3,000 non-business signatories based in over 160 countries.
Although the Company does not currently report its greenhouse gas emissions, the Company is working with industry experts to develop a greenhouse gas inventory management plan tailored for its global operations. This plan will help the Company establish a baseline for evaluating its operations and assist in identifying opportunities to achieve its emissions reduction goals. The Company’s formal environmental, social and governance report can be found on our website at www.babcock.com under Company — Corporate — Sustainability.
Board of Directors and Its Committees
The Board met 13 times during 2023. All directors attended 90% or more of the meetings of the Board and of the committees on which they served during their respective periods of service in 2022. Directors are encouraged to make all reasonable efforts to attend the Annual Meeting. With the exception of Rebecca L. Stahl and Joseph A. Tato, all of our directors attended our 2023 annual meeting on May 18, 2023.
The Board currently has standing Audit and Finance, Compensation, Governance and Related Party Transactions Committees. The members of each of those committees are appointed by the Board, and each committee has a written charter approved by the Board. The current charter for each standing Board committee is posted on our website at www.babcock.com under “Company — Corporate — Investors — Corporate Governance — Governance Documents.”
The current members of the committees are identified below. NYSE listing standards require that all members of our Audit and Finance, Compensation, Governance and Related Party Transactions Committees be independent. The Board has affirmatively determined that each member of these committees is independent in accordance with NYSE listing standards.
Committee Composition:
Committee Member	Audit & Finance	Compensation	Governance	Related Party Transactions
Henry E. Bartoli
Naomi L. Boness	Member			Member
Alan B. Howe	Member	Chair	Member	Member
Philip D. Moeller		Member	Member	Member
Rebecca L. Stahl	Chair	Member		Member
Joseph A. Tato	Member		Chair	Chair
Kenneth M. Young
Audit and Finance Committee:
Ms. Stahl (Chair), Dr. Boness, Mr. Howe and Mr. Tato
The Audit and Finance Committee met 9 times during 2023. The Audit and Finance Committee’s primary responsibility is to oversee our management’s execution of its responsibilities relating to the Company’s financial statements, systems of internal control and the financial reporting process. Management is also responsible to attest, as of December 31, 2023, to the effectiveness of the Company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act. Our independent registered public accounting firm is responsible for auditing those financial statements and the system of internal control over financial reporting.
The Audit and Finance Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The committee, among other things, also reviews and discusses our audited financial statements with management and the independent registered public accounting firm. The Audit and Finance Committee provides oversight of: (1) our financial reporting process and internal control system; (2) the integrity of our financial statements; (3) our compliance with legal and regulatory requirements; (4) the independence, qualifications and performance of our independent auditors; (5) the performance of our internal audit function; and (6) our financial structure and strategy. The Audit and Finance Committee also has oversight of the Company’s ethics and compliance program and receives regular reports on program effectiveness.
The Board has determined that each of Dr. Boness, Mr. Howe, Ms. Stahl and Mr. Tato qualify as “audit committee financial experts” within the definition established by the Securities and Exchange Commission (“SEC”). For more information on the backgrounds of these directors, see their biographical information under “Information Regarding Directors and Director Nominees.”
Compensation Committee:
Mr. Howe (Chair)*, Mr. Moeller and Ms. Stahl
The Compensation Committee met 6 times during 2023. The Compensation Committee has overall responsibility for our executive and non-employee director compensation plans, policies and programs including our executive and management incentive compensation plans and our 2021 Long-Term Incentive Plan (the “2021 LTIP”).
The Compensation Committee has the authority to retain, terminate, compensate and oversee any compensation consultant or other advisors to assist the committee in the discharge of its responsibilities. The Compensation Committee may form and delegate authority to subcommittees consisting of one or more independent directors as the Compensation Committee deems appropriate. See the “Compensation Discussion and Analysis — Compensation Philosophy and Process” and “Compensation Discussion and Analysis — Key 2023 Compensation Decisions” sections of this proxy statement for information about our 2023 named executive officers (“NEOs”) compensation, including a discussion of the role of management and the compensation consultant.
Compensation Committee Interlocks and Insider Participation
No director who served as a member of the Compensation Committee during the year ended December 31, 2023 (Messrs. Howe, and Tato, and Ms. Stahl) (1) was during such year, or had previously been, an officer or employee of the Company or any of its subsidiaries, or (2) other than transactions in the ordinary course, had any material interest in a transaction of the Company or a business relationship with, or any indebtedness to, the Company. None of our executive officers have served as members of a compensation committee (or other board committee performing equivalent functions) or the board of directors of any other entity that has an executive officer serving as a member of the Board.
*Pursuant to the five consecutive year term limit set forth in the charter of the Compensation Committee, Mr. Howe is expected to step down from his position on the Compensation Committee in May 2024. Mr. Tato is expected to be appointed to the Compensation Committee and assume the Compensation Committee Chair position in May in connection with this transition.
Governance Committee:
Mr. Tato (Chair)*, Mr. Howe and Mr. Moeller
The Governance Committee met 5 times during 2023. The primary responsibilities of the Governance Committee are to (1) identify individuals qualified to become Board members and recommend to the Board each year the director nominees for the next annual meeting of stockholders; (2) develop and recommend to the Board a set of corporate governance principles applicable to the Company; (3) oversee the annual evaluation of the Board and management, including the Chief Executive Officer in conjunction with our Compensation Committee; and (4) oversee the Company’s continuing education programs for the Board and the orientation program for new directors. The committee will consider individuals recommended by stockholders for nomination as directors in accordance with the procedures described under “Stockholders’ Proposals.” This committee also assists the Board with management succession planning and director and officer insurance coverage.
*Mr. Tato is expected to step down as Chair of the Governance Committee in May 2024 in connection with his appointment as Chair of the Compensation Committee as described above. Mr. Howe is expected to assume the Governance Committee Chair position in May in connection with this transition. Both Mr. Tato and Mr. Howe are expected to remain on the Governance Committee.
Related Party Transactions Committee:
Mr. Tato (Chair), Dr. Boness, Mr. Howe, Mr. Moeller and Ms. Stahl
The Related Party Transactions Committee met one time in 2023. The primary responsibility of the Related Party Transactions Committee is to review and approve or disapprove all related party transactions required to be disclosed under Item 404 of Regulation S-K in accordance with the Company’s Related Party Transactions Policy.
COMPENSATION OF DIRECTORS
The compensation reflected below summarizes the compensation earned by or paid to our directors who are not employed by us or any of our subsidiaries (“non-employee directors”) for services as members of the Board during fiscal year 2023. Directors who were also our employees did not receive any compensation for their service as directors. The compensation for Mr. Young, our Chief Executive Officer, is reported in the Summary Compensation Table below.
2023 Director Compensation Table
NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	ALL OTHER COMPENSATION(2)	TOTAL ($)
Henry E. Bartoli	85,000	94,998	225,000	404,998
Naomi L. Boness(3)	21,250	45,528	0	66,778
Alan B. Howe	115,000	94,998	0	209,998
Philip D. Moeller	85,000	94,998	0	179,998
Rebecca L. Stahl	105,000	94,998	0	199,998
Joseph A. Tato	97,500	94,998	0	192,498

(1)
Represents the aggregate grant date fair value of stock awards granted to non-employee directors in 2023 computed in accordance with FASB ASC Topic 718. For additional information on the valuation of our equity awards, see Note 20 to our audited financial statements for the fiscal year ended December 31, 2023, included in our annual report on Form 10-K for the year ended December 31, 2023. Messrs. Bartoli, Howe, Moeller, Tato and Ms. Stahl were each awarded restricted stock units with respect to 16,964 shares of our common stock on May 28, 2023 which are scheduled to vest on the earlier of May 28, 2024 or the date of the Company’s 2024 Annual Meeting. The grant date fair value of each such award of restricted stock units was $94,998. Dr. Boness was awarded restricted stock units with respect to 19,709 shares of our common stock on November 9, 2023 which are scheduled to vest on the earlier of May 28, 2024 or the date of the Company’s 2024 Annual Meeting. The grant date fair value of such award was $45,528.

(2)
For Mr. Bartoli, reflects compensation paid pursuant to his consultant agreement.

(3)
Dr. Boness was appointed to the Board, effective November 9, 2023.

Fees Earned or Paid in Cash
Under our current director compensation program, which was recommended by the Compensation Committee and approved by the Board, non-employee directors are eligible to receive an annual retainer of $85,000, paid in quarterly installments and prorated for partial terms.

The chairs of Board committees, and any Lead Independent Director or Independent Chairman of the Board, received additional annual retainers, paid in quarterly installments, as follows (prorated for partial terms):
•
the chair of the Audit and Finance Committee: $20,000;

•
the chair of each of the Compensation, Governance and Related Party Transactions Committees: $10,000;

•
the Lead Independent Director (if any): $20,000; and

•
the Independent Chairman (if any): $100,000.

Stock Awards
In addition to the cash retainers provided to our directors, our practice has been for each non-employee director to receive an annual stock award (in the form of a number of fully vested shares as to grants before 2023, and in the form of restricted stock units for annual grants beginning in 2023) equal to $95,000 divided by the closing price of our common stock on the grant date, rounded down to the nearest whole share (with such amount to be prorated or for partial terms). Beginning with the annual equity awards granted in 2023, the awards are scheduled to vest on the earlier of one year after the date of the grant or the first annual meeting of our stockholders that occurs following the grant.
Under our 2021 LTIP, directors may elect to defer payment of all or a portion of their stock awards, but none of the directors elected to do so for 2023.
Stock Ownership Guidelines
Our stock ownership guidelines require that non-employee directors own stock valued at five times their annual retainer, and they have five years from the date of joining the Board to acquire the required number of shares. All directors were in compliance with our stock ownership guidelines as of March 1, 2024 or are within the five-year period to satisfy the guideline level of ownership.
Outstanding Equity Awards
As of December 31, 2023, Mr. Bartoli is our only non-employee director who held outstanding stock options. Mr. Bartoli held options to acquire 3,639 shares of our common stock. As of December 31, 2023, Messrs. Howe, Moeller, Tato, and Ms. Stahl each held unvested restricted stock units with respect to 16,964 shares of our common stock, Dr. Boness held unvested restricted stock units with respect to 19,709 shares of our common stock and Mr. Bartoli held unvested restricted stock units with respect to 41,964 shares of our common stock.
Consulting Arrangement with Henry E. Bartoli
Mr. Bartoli entered into a consulting agreement with The Babcock & Wilcox Company in November 2020, pursuant to which he provided services through December 31, 2021. Mr. Bartoli entered into an amendment to his consulting agreement with The Babcock & Wilcox Company, effective January 1, 2022, pursuant to which he provided services through December 31, 2023. Mr. Bartoli entered into a second amendment to his consulting agreement with The Babcock & Wilcox Company, effective January 1, 2024, pursuant to which he will provide services through December 31, 2024, subject to earlier termination by either party with thirty days’ written notice. As consideration for his consulting services during the extended term, Mr. Bartoli (1) receives a $18,750 monthly fee, and (2) received 30,000 restricted stock units which will vest 50% on each of June 30, 2024, and December 31, 2024, subject to Mr. Bartoli’s continued service through the applicable vesting date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock by the following:
•
each stockholder who beneficially owns more than 5% of our common stock;

•
each current executive officer named in the 2023 Summary Compensation Table;

•
each of our directors; and

•
all of our executive officers, director nominees and directors as a group.

For the institutional beneficial owners listed below, we have based their respective number of shares of our common stock beneficially owned on the most recently reported Schedule 13D or 13G filed by such owners.
For the executive officers and directors listed below, we have based their respective number of shares of our common stock on the number of shares beneficially owned as of March 22, 2024 (unless noted otherwise). We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within sixty (60) days of March 22, 2024 and shares of our common stock underlying RSUs that are releasable within sixty (60) days of March 22, 2024 to be outstanding and to be beneficially owned by the person holding the common stock, options, warrants or RSUs for the purpose of computing the percentage ownership of that person. The number of shares beneficially owned by each stockholder, director or officer is determined according to the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The mailing address for each of the directors and executive officers is 1200 East Market Street, Suite 650, Akron, Ohio 44305.
NAME OF BENEFICIAL OWNER	COMMON STOCK: NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF CLASS(1)
5% STOCKHOLDERS:
B. Riley Financial, Inc.(2)	27,446,522	30.69%
Neuberger Berman Group LLC(3)	6,208,418	6.93%
NAMED EXECUTIVE OFFICERS, DIRECTORS AND DIRECTOR NOMINEES:
Kenneth M. Young(4)	1,521,412	1.70%
Louis Salamone Jr.	636,711	*
Jimmy B. Morgan	518,717	*
John J. Dziewisz(5)	196,392	*
Joseph T. Buckler(6)	115,554	*
Christopher S. Riker(7)	77,927	*
Naomi L. Boness	19,709	*
Henry E. Bartoli	361,411	*
Alan B. Howe(8)	128,529	*
Philip D. Moeller	102,738	*
Rebecca L. Stahl	60,942	*
Joseph A. Tato	84,267	*
All Directors, Director Nominees and Executive Officers as a group	3,824,309	4.26%(9)

*
Less than 1%

(1)
Calculated based on the 89,480,435 shares outstanding March 22, 2024.

(2)
As reported on the Schedule 13D filed with the SEC on January 22, 2024. The reporting person’s address is 11100 Santa Monica Boulevard, Suite 800, Los Angeles, CA 90025.

(3)
As reported on the Schedule 13G/A filed with the SEC on February 12, 2024. The reporting person’s address is 1290 Avenue of the Americas, New York, New York 10104.

(4)
Includes 241,745 shares held by the Kenneth B. Young Revocable Trust over which Mr. Young may be deemed to hold voting or dispositive power.

(5)
Includes 2.25 shares of common stock held in the B&W Thrift Plan.

(6)
Includes 551.36 shares of common stock held in the B&W Thrift Plan.

(7)
Includes 329.793 shares of common stock held in the B&W Thrift Plan.

(8)
Includes 72,606 shares held by the Alan & Penny Trust and 13,000 held in Mr. Howe’s IRA over which Mr. Howe may be deemed to hold voting or dispositive power.

(9)
Includes 189,937 shares underlying RSUs that are releasable within sixty (60) days of March 22, 2024, or stock options that are currently exercisable or exercisable within sixty (60) days of March 22, 2024.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Pursuant to our Code of Business Conduct, all employees who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that competes with us, supplies goods or services to us, or is our customer, are required to disclose to us and receive written approval from our Corporate Ethics and Compliance department prior to transacting such business. Our employees are expected to make reasoned and impartial decisions in the workplace. As a result, approval of the business is denied if we believe that the employee’s interest in such business could influence decisions relative to our business, or have the potential to adversely affect our business or the objective performance of the employee’s work. Our Corporate Ethics and Compliance department implements our Code of Business Conduct and related policies, and the Audit and Finance Committee of the Board is responsible for overseeing our Ethics and Compliance Program, including compliance with our Code of Business Conduct. Our Governance Committee is responsible for reviewing the professional occupations and associations of the Board members, who are also responsible for complying with our Code of Business Conduct. We also maintain a Related Party Transactions Policy, which establishes a framework for evaluation and approval or disapproval of transactions that would require disclosure pursuant to Item 404 of Regulation S-K, including any related party transactions involving any director or director nominee, executive officer or beneficial owner more than 5% of our common stock. Our Related Party Transactions Committee is responsible for reviewing and approving or disapproving transactions under the Related Party Transactions Policy.
We enter into an indemnification agreement with each of our directors and executive officers. Under the terms of the agreement, we agree to indemnify the indemnified person, to the fullest extent permitted by Delaware law, from claims and losses arising from their service to the Company (other than certain claims brought by the indemnified party against us or any of our officers and directors). The agreement also provides each indemnified person with expense advancement to the extent the expenses arise from, or might reasonably be expected to arise from, an indemnifiable claim and contains additional terms meant to facilitate a determination of the indemnified person’s entitlement to such benefits.
Mr. Young, our Chairman and Chief Executive Officer, has served as the President of B. Riley since July 2018. Mr. Young has also served as the Chief Executive Officer of B. Riley Principal Investment, an affiliate of B. Riley Financial, Inc., since October 2016. The services of the Company’s Chief Executive Officer are provided by B. Riley pursuant to a consulting agreement with BRPI Executive Consulting, LLC, an affiliate of B. Riley, which was entered on November 19, 2018 and amended on November 9, 2020 and on December 29, 2023. The agreement provides for Mr. Young to serve as our Chief Executive Officer until December 31, 2028, unless terminated by either party with thirty days written notice. Under the consulting agreement, we make payments of $0.75 million per annum, paid monthly to BRPI Executive Consulting, LLC. Subject to the achievement of certain performance objectives as determined by the Compensation Committee of the Board, a bonus or bonuses may also be earned and payable to BRPI Executive Consulting, LLC. In 2022, we granted a cash bonus of $1 million to BRPI Executive Consulting LLC for Mr. Young’s performance and services.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers, and persons who own more than 10% of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC and the NYSE. Directors, executive officers and more than 10% holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no forms were required, we believe that, during the year ended December 31, 2023, all Section 16(a) filing requirements applicable to our directors, executive officers and more than 10% beneficial owners were satisfied, other than late Form 4s filed on behalf of Naomi L. Boness on December 4, 2023 (relating to a grant of restricted stock units on November 9, 2023), Alan B. Howe on March 28, 2023 (relating to the purchase of shares on March 20, 2023) and Kenneth M. Young on November 17, 2023 (relating to the vesting of restricted stock units on November 3, 2023).

APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO REMOVE PROVISIONS THAT REQUIRE THE AFFIRMATIVE VOTE OF HOLDERS OF AT LEAST 80% OF THE VOTING POWER TO APPROVE CERTAIN AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND BYLAWS (PROPOSAL 4)
General
The Board has recommended and is seeking stockholder approval for amendments to our Certificate of Incorporation that would remove provisions that require the affirmative vote of holders of at least 80% of the voting power of the Company’s outstanding stock to approve certain amendments to our Certificate of Incorporation and Bylaws (the “supermajority vote requirement”) described below, and replace this requirement with a majority vote requirement. Currently, Article FIFTH of our Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the voting power of the Company’s outstanding stock entitled to vote thereon to amend, modify or repeal Article FIFTH or Article SIXTH of our Certificate of Incorporation. In addition, Article FIFTH (e) of our Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the voting power of the Company’s outstanding stock entitled to vote generally in the election of directors to amend, modify or repeal the Company’s Bylaws or to adopt new bylaws.
The Board recognizes that a majority voting standard for effecting changes to our Certificate of Incorporation and Bylaws increases the ability of stockholders to participate in governance of the Company and aligns the Company with recognized best practices in corporate governance.
Summary of Principal Changes
If the proposal is approved, the Company intends to file an amendment to our Certificate of Incorporation with the Secretary of State of Delaware, reflecting the elimination of all supermajority vote requirements for amending our Certificate of Incorporation and Bylaws. As a result, at future meetings of stockholders, the affirmative vote of the holders of a majority of the voting power of the Company’s outstanding stock entitled to vote on the matter will be required to amend all provisions of our Certificate of Incorporation and Bylaws. This description of the proposed amendments to our Certificate of Incorporation is only a summary of those amendments and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of Article FIFTH of our Certificate of Incorporation, marked to show the proposed amendment, a copy of which is attached to this proxy statement as Appendix C. If adopted, the amendments to our Certificate of Incorporation will become effective upon filing of the amended Certificate of Incorporation with the Secretary of State of Delaware, which is expected to occur promptly following the stockholder vote. If the amendments to our Certificate of Incorporation are approved by stockholders and become effective, the Board expects to approve certain conforming amendments to our Bylaws to remove all supermajority vote requirements for amending the Bylaws.
Recommendation and Vote Required
The Board recommends that stockholders vote “FOR” the approval of amendments to our Certificate of Incorporation that would remove the supermajority voting requirements to approve certain amendments to our Certificate of Incorporation and our Bylaws. The proxy holders will vote all proxies received “FOR” approval of this proposal unless instructed otherwise. Approval of the proposal requires the affirmative vote of at least 80% of the outstanding shares of our common stock. Accordingly, abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2024 (PROPOSAL 5)
The Board has ratified the decision of the Audit and Finance Committee to appoint Deloitte & Touche LLP (“Deloitte”) to serve as the independent registered public accounting firm to audit our financial reporting and internal controls over our financial statements for the year ending December 31, 2024. Although we are not required to seek stockholder approval of this appointment, we intend to seek stockholder approval of our registered public accounting firm annually. No determination has been made as to what action the Audit and Finance Committee and the Board would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit and Finance Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit and Finance Committee concludes such a change would be in our best interests. We expect that representatives of Deloitte will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.
For the years ended December 31, 2023 and December 31, 2022, we paid Deloitte fees, including expenses and taxes, totaling $4,877,167 and $4,363,045 respectively, which are categorized below.
	2023	2022
Audit The Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Company, statutory and subsidiary audits, reviews of the quarterly consolidated financial statements of the Company and assistance with review of documents filed with the SEC.	$4,877,167	$4,233,945
Audit-Related The Audit-Related fees relate to agreed-upon procedures and services normally provided by our independent registered public accounting firm in connection with regulatory filings.	$0	$129,100
Tax The tax fees were for professional services rendered for tax compliance services.	$0	$0
All Other	$0	$0
TOTAL	$4,877,167	$4,363,045
It is the policy of our Audit and Finance Committee to pre-approve all audit engagement fees, terms and services and permissible non-audit services to be performed by our independent registered public accounting firm.
Annually, the independent registered public accounting firm and the Chief Financial Officer present to the Audit and Finance Committee the anticipated services to be performed by the firm during the year. The Audit and Finance Committee reviews and, as it deems appropriate, pre-approves those services. The separate Audit, Audit-Related, Tax and All Other services and estimated fees are presented to the Audit and Finance Committee for consideration. The Audit and Finance Committee reviews on at least a quarterly basis the proposed services and fees for additional services that have occurred and are outside the scope of the services and fees initially pre-approved by the Audit and Finance Committee. In order to respond to time-sensitive requests for services that may arise between regularly scheduled meetings, the Audit and Finance Committee has granted authority to the Audit and Finance Committee Chair to pre-approve specific audit, audit-related, tax and other services and individual and aggregate fees for such services. The Audit and Finance Committee did not approve any audit, audit-related, tax or other services pursuant to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act.
Recommendation and Vote Required
The Board recommends that stockholders vote “FOR” the ratification of the decision of our Audit and Finance Committee to appoint Deloitte as our independent registered public accounting firm for the year ending December 31, 2024. The proxy holders will vote all proxies received “FOR” approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the shares present and entitled to vote on the matter. Accordingly, abstentions will have the effect of a vote against this proposal. Because the ratification of the appointment of the independent auditor is considered a “routine” matter, there will be no broker non-votes with respect to this proposal.

AUDIT AND FINANCE COMMITTEE REPORT
The following report of the Audit and Finance Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 (the “Securities Act”), except to the extent that the Company specifically incorporates it by reference into such filing.
As described more fully in its charter, the purpose of the Audit and Finance Committee is to assist the Board in its oversight of the Company’s financial reporting process, internal control system and audit functions. The Audit and Finance Committee also provides oversight of (i) the Company’s compliance with legal and regulatory financial requirements; (ii) the Company’s guidelines, policies and processes to assess and manage the Company’s exposure to risks in general, including financial risks; (iii) the Company’s financial strategies and capital structure; and (iv) the Company’s ethics and compliance program. Our principal responsibility is one of oversight. The Company’s management is responsible for the preparation, presentation and integrity of its financial statements and Deloitte, the Company’s independent registered public accounting firm, is responsible for auditing and reviewing those financial statements. Deloitte reports directly to the Audit and Finance Committee, which is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm.
In this context, we have reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2023 with the Company’s management and Deloitte. This review included discussions with Deloitte regarding those matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. In addition, we received from Deloitte the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit and Finance Committee concerning independence and discussed with Deloitte their independence from the Company and its management. We also considered whether the provision of non-audit services to the Company is compatible with Deloitte’s independence.
Based on these reviews and discussions and the reports of Deloitte, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.
The Audit and Finance Committee
Rebecca L. Stahl (Chair)
Naomi L. Boness
Alan B. Howe
Joseph A. Tato

APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION (PROPOSAL 6)
We are asking stockholders to approve an advisory resolution to approve our named executive officer (“NEO”) compensation as reported in this proxy statement as follows:
RESOLVED, that the stockholders of Babcock & Wilcox Enterprises, Inc. approve, on an advisory basis, the compensation of its named executive officers, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement, including under the sections entitled “Compensation Discussion and Analysis” and “Compensation of Named Executive Officers.”
It is our belief that our ability to hire, retain and motivate executive officers is essential to the success of the Company and its stockholders. Therefore, we generally seek to provide reasonable and competitive compensation for our executives with a substantial portion in the form of equity awards that include performance-based vesting conditions or have a value dependent on the fair market value of our common stock.
As a result, our executive compensation is structured in the manner that we believe best serves the interests of the Company and its stockholders. We encourage stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which provides a more thorough review of our executive compensation philosophy and how that philosophy has been implemented. We have given considerable attention to how, why and what we pay our executives, which reflects input from our stockholders. Recognizing that no single compensation structure will completely satisfy all stockholders, we believe that our executive compensation is reasonable and provides appropriate incentives to our executives to achieve results that we expect to drive stockholder value without encouraging them to take excessive risks in their business decisions.
Effect of Proposal
The resolution to approve our NEO compensation is not binding on us, the Board or our Compensation Committee. Accordingly, even if the resolution is approved, the Board and Compensation Committee retain discretion to change executive compensation from time to time if it concludes that such a change would be in the best interest of the Company and its stockholders. No determination has been made as to what action, if any, would be taken if our stockholders fail to approve NEO compensation. However, the Board and its Compensation Committee value the opinions of stockholders on important matters such as executive compensation and expect to carefully consider the results of this advisory vote when evaluating our executive compensation programs.
Advisory votes to approve NEO compensation are currently scheduled to be held once every year. The next advisory vote to approve NEO compensation is expected to occur at our 2025 annual meeting of stockholders.
Recommendation and Vote Required
The Board recommends that stockholders vote “FOR” the approval of named executive officer compensation. The proxy holders will vote all proxies received “FOR” approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the shares present and entitled to vote on the matter. Accordingly, abstentions will have the effect of a vote against this proposal. Broker non-votes will not be considered as entitled to vote on this proposal, even though they are considered present for purposes of determining a quorum and may be entitled to vote on other matters. As a result, broker non-votes will not have any effect on this proposal.

COMPENSATION DISCUSSION AND ANALYSIS

•
Executive Summary

•
We are Committed to Compensation Best Practices

•
Compensation Philosophy and Process

•
Key 2023 Compensation Decisions

•
Other Compensation Practices and Policies

Executive Summary
2023 PERFORMANCE
For 2023, revenues across all segments achieved double-digit growth on a year-over-year basis, driven by increased activity and expansion into our key end-markets. Consolidated revenues in 2023 were $999.4 million, an 18% improvement compared to 2022. Net loss in 2023 was $78.6 million compared to a net loss of $20.0 million in 2022, primarily related to overall increases in costs and expenses, higher interest expense, an increase in foreign exchange losses and goodwill impairment expense. Operating income in 2023 was $19.9 million, compared to operating income of $2.3 million in 2022 and consolidated adjusted EBITDA was $79.1 million, an increase of 17% compared to $67.5 million in 2022. Total bookings in 2023 were $878.3 million, a 2% increase compared to full year 2022 bookings, and backlog at December 31, 2023 was $530.5 million, a 3% decrease compared to December 31, 2022. Additional information regarding adjusted EBITDA, a non-GAAP financial measure, can be found in Appendix A. We believe these results reflect a strong global demand for our technologies underpinning our pipeline and outlook for sustained growth in 2024 and beyond. Simultaneously, we continue our development, engineering and construction activities around our several BrightLoop projects and are intently focused on our strategic investments to enhance our ClimateBright decarbonization platform and BrightLoop hydrogen generation technology.
2023 PAY-FOR-PERFORMANCE
Our executive compensation programs are based on a strong alignment between pay and performance. Decisions by the Compensation Committee of the Board, which we refer to in this discussion as the “Compensation Committee,” in 2023 also took into account prior feedback from our stockholders and concern for retention of key personnel while we address operational issues.
The strong alignment between pay and performance in our executive compensation program is reflected in the payout amounts under our cash incentive program. We again did not perform as expected in 2023. For the sixth year in a row, no payment was earned under the financial component of the annual cash incentive program or under the long term cash incentive plan.
MANAGEMENT OVERVIEW
Compensation decisions for our NEOs are made by the Compensation Committee. Key features of our executive compensation program for the NEOs are outlined in this “Compensation Discussion and Analysis”.

The following six executive officers are our NEOs for 2023, each of whom, with the exception of Mr. Buckler, was still serving as an executive officer as of December 31, 2023.
NAME	TITLE (AS OF LAST DAY OF 2023)
Kenneth M. Young	Chief Executive Officer
Louis Salamone Jr.	Executive Vice President & Chief Financial Officer
John J. Dziewisz	Executive Vice President, General Counsel & Corporate Secretary
Jimmy B. Morgan	Executive Vice President & Chief Operating Officer
Christopher S. Riker	Senior Vice President, Thermal
Joseph T. Buckler	Former Senior Vice President, Clean Energy*

*
Mr. Buckler’s employment with the Company terminated on November 6, 2023.

THIRD-PARTY COMPENSATION ARRANGEMENTS
We are party to contractual arrangements with third parties with respect to the services of Mr. Young.
While serving as our Chief Executive Officer, Mr. Young continues to receive his salary and benefits from B. Riley Financial, Inc. and its affiliates. Pursuant to a consulting agreement between us and an affiliate of B. Riley Financial, Inc. (the “B. Riley Affiliate”), we paid the B. Riley Affiliate $62,500 per month for Mr. Young’s services as Chief Executive Officer during 2023 in lieu of base salary.
2023 SAY-ON-PAY VOTE
At our 2023 annual meeting, over 92.4% of the votes cast on our advisory vote to approve NEO compensation were cast in favor of our executive compensation program. We consider this to be a strong affirmation that our stockholders support our executive compensation program. We hope to continue to achieve high levels of support in future votes and intend to continue our efforts to engage with our stockholders for their views on our compensation programs.

KEY 2023 PROGRAM ELEMENTS
The main elements of our 2023 executive compensation program, a description of each element, and an explanation as to why we pay each element, are provided below (although not all NEOs received some or all of these compensation elements, as discussed above):
Compensation Element	Description	Objectives
Base Salary	Fixed cash compensation; reviewed annually and subject to adjustment	Attract, retain and motivate the NEO
Annual Cash Incentive Compensation	Short-term cash incentive compensation paid based on performance against annually established financial performance goals	Reward and motivate the NEO for achieving key short-term performance objectives
Long-Term Incentive Compensation	Annual equity compensation awards of restricted stock units and performance-based restricted stock units; or long-term incentive-based cash compensation opportunity	Align NEO interests with those of our stockholders by rewarding the creation of long-term stockholder value and encouraging stock ownership and/or rewarding the achievement of goals that we believe will drive long-term stockholder value
Health, Welfare and Retirement Benefits	Qualified retirement plans and health care and insurance	Attract and retain the NEO by providing market-competitive benefits
Severance and Change in Control Arrangements	Reasonable severance payments and benefits provided upon an involuntary termination, including an involuntary termination following a change in control of the Company	Help attract and retain high quality talent by providing market-competitive severance protection, and help encourage the NEO to direct his or her attention to stockholders’ interests, notwithstanding the potential for loss of employment in connection with a change in control

We Are Committed to Compensation Best Practices
The Compensation Committee believes that our executive compensation program follows best practices aligned to stockholder interests, summarized below:
WHAT WE DO	WHAT WE DON’T DO
Pay-for-performance philosophy emphasizes compensation tied to creation of stockholder value, with a significant portion of NEOs’ overall compensation tied to our performance	No excise tax gross-ups upon a change in control
Robust compensation governance practices, including annual CEO performance evaluation process by independent directors, thorough process for setting rigorous performance goals, compensation committee comprised solely of independent directors and use of an independent compensation consultant	No discounting, reloading or re-pricing of stock options without stockholder approval
Limited perquisites and reasonable severance and change in control protection that requires involuntary termination	No guaranteed incentive awards for executives
Clawback provisions in annual and equity incentive compensation plans	No “single trigger” change in control acceleration of equity awards or severance payments
Policies prohibiting executives for hedging or pledging our stock
Strong stock ownership guidelines for executives (five times base salary for CEO and three times base salary for other NEOs)
Annual say-on-pay vote to approve compensation paid to our NEOs
OUR COMPENSATION PHILOSOPHY
We emphasize pay-for-performance, rewarding those who achieve or exceed their goals, and we use annual cash incentives and equity or other long-term incentives to drive for strong results for our stockholders.
Our compensation program is designed to:
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Incent and reward annual and long-term performance;

•
Set rigorous, but motivating goals;

•
Align interests of our executives with our stockholders; and

•
Attract and retain well-qualified executives.

The Compensation Committee generally works with management to help ensure the compensation program aligns with industry standards and has a balanced design that will achieve the desired objectives.
The roles and the responsibilities of the Compensation Committee, management and our independent compensation consultant for 2023 are summarized here.
Compensation Committee (Three Independent Directors)
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Established and implemented our executive compensation philosophy;

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Aimed to ensure the total compensation paid to our NEOs was fair and competitive, and motivated high performance; and

•
Subscribed to a “pay-for-performance” philosophy when designing executive compensation programs that intended generally to place a substantial portion of each executive’s target compensation “at risk” and make it performance-based, where the value of one or more elements of compensation was tied to the achievement of financial or other measures we considered important drivers in the creation of stockholder value.

B&W Management
•
Prepared information and materials for the Compensation Committee relevant to matters under consideration by the Compensation Committee;

•
Messrs. Young and Salamone each provided recommendations regarding compensation of certain of the other NEOs; and

•
As requested by the Compensation Committee, Messrs. Young and Salamone and senior human resources personnel attended Compensation Committee meetings and provided input on our executive compensation program (other than their own compensation levels).

Consultant to our Compensation Committee
In 2023, we hired Willis Towers Watson (WTW) as an independent compensation consultant to:
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Provide the Compensation Committee with information and advice on the design and structure of executive and director compensation;

•
Provide market survey data for comparative market analysis (competitive market data for the Compensation Committee’s executive compensation decisions is drawn from the WTW Executive Compensation Survey). The Committee considers the WTW Executive Compensation Survey generally, to inform its business judgment, does not set compensation levels at any particular benchmark level against the survey data, and considers the survey data generally without particular focus on any one specific company or group of specific companies included in the survey data;

•
Advise the Compensation Committee on external market factors and evolving compensation trends; and

•
Provide the Company assistance with regulatory compliance and changes regarding compensation matters.

During 2023, management engaged WTW to perform other broad-based compensation and benefits consulting work for the Company. Although the Compensation Committee did not specifically approve these other engagements, the Compensation Committee has reviewed the other services provided by WTW and, after consideration of such services and other factors prescribed by the SEC for purposes of assessing the independence of compensation advisors, has determined that no conflicts of interest exist between the Company and WTW (or any individuals working on the Company’s account on WTW’s behalf). During 2023, WTW received $309,167.38 in fees for providing services to the Company for work other than with respect to executive and director compensation, and WTW received $138,418.20 for its services with respect to executive and director compensation.
Plan Design and Risk Management
We subscribe to a “pay-for-performance” philosophy. As such:
Incentive Compensation Tied to Performance — Generally, our participating NEOs’ annual cash incentive compensation is “at risk,” with the value tied to the achievement of financial and other measures we consider important drivers of stockholder value.
•
Equity Incentive Compensation Subject to Forfeiture for Certain Acts  — The Compensation Committee may generally terminate outstanding equity awards if the recipient (1) is convicted of a misdemeanor involving fraud, dishonesty or moral turpitude or a felony, or (2) engages in conduct that adversely affects or may reasonably be expected to adversely affect the business reputation or economic interests of the Company.

•
Annual and Equity Compensation Subject to Clawbacks — Incentive compensation awards include provisions allowing us to recover excess amounts in accordance with our clawback policy (discussed below).

•
Stock Ownership Guidelines — Our executive officers and directors are subject to stock ownership guidelines, which help to promote longer-term perspectives and align the interests of our executive officers and directors with those of our stockholders.

The Compensation Committee reviewed the risks and rewards associated with our compensation programs. The programs were designed with features that mitigate risk without diminishing the incentive nature of the compensation.
We believe our compensation programs encourage and reward prudent business judgment and appropriate risk- taking over the short term and the long term. Management and the Compensation Committee do not believe any of our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.
Key 2023 Compensation Decisions
BASE SALARIES
The Compensation Committee believes that the payment of a competitive base salary is a necessary element of any compensation program. Base salary levels also affect short-term cash incentive compensation because each NEO’s target opportunity is expressed as a percentage of base salary.
In setting base salaries, the Compensation Committee considers, among other things, comparability to compensation practices and compensation data from companies with whom we compete for executive talent from the engineering and construction, aerospace and defense, heavy electrical equipment and industrial machinery industries, our financial resources, our contractual obligations to our NEO’s and certain third party service providers, as well as the level of experience and expertise of individuals. No particular weight is assigned to any individual item.
The following table shows the 2023 annual base salary approved by the Compensation Committee for each of the NEOs.
NAME	ANNUAL BASE SALARY AS OF JANUARY 1, 2023	ANNUAL BASE SALARY AS OF DECEMBER 31, 2022	PERCENTAGE INCREASE
Louis Salamone Jr.	$525,000	$500,000	5%
Jimmy B. Morgan	$550,000	$525,000	5%
John J. Dziewisz	$450,000	$425,000	6%
Joseph T. Buckler	$400,000	$271,625	32%
Christopher S. Riker	$400,000	$257,500	36%
The 2023 salary increases for our NEOs were approved by the Compensation Committee in its judgment, taking into account the factors noted above. In particular, the salary increases for Messrs. Buckler and Riker reflected their increased level of responsibility within the company and executive survey data was taken into consideration.
As discussed above, Mr. Young continued to receive his annual salary from B. Riley Financial, Inc., while we paid compensation with respect to Mr. Young pursuant to a third-party arrangement.
ANNUAL CASH INCENTIVES
The Compensation Committee believes that providing an annual cash incentive opportunity is an important element of any compensation program, which motivates management to achieve thoughtfully determined strategic objectives, including financial performance objectives.
Annual Cash Incentive Plan
Our NEOs were provided a performance bonus opportunity under our Annual Cash Incentive Plan (the “AIP”) for 2023.

Adjusted EBITDA was selected as the only metric under the AIP for 2023 because of the importance that the Board and management placed on growing earnings.
Each NEO had a “target” bonus opportunity (expressed as a percentage of the NEO’s annual base salary) under the AIP. If the Company’s 2023 adjusted EBITDA (determined after taking into account the payment of bonuses) was at a “threshold”, “target” or “maximum” level of performance, 25%, 100%, 120%, respectively, of each NEO’s target bonus level would be paid, with payment determined on a straight-line basis for performance between these levels, and no payment made if performance fell below the threshold level.
In setting target bonus opportunities, the Compensation Committee considers, among other things, comparability to compensation practices and compensation data from companies with whom we compete for executive talent from the engineering and construction, aerospace and defense, heavy electrical equipment and industrial machinery industries, our financial resources, our contractual obligations to our NEO’s and certain third party service providers, as well as the level of experience and expertise of individuals. No particular weight is assigned to any individual item. The Compensation Committee set the following target bonus levels for our NEOs under the 2023 AIP: Mr. Young (payable to B. Riley Financial, Inc.) — $750,000, Mr. Salamone — $393,750, Mr. Morgan — $192,500, Mr. Dziewisz — $157,500, Mr. Riker — $140,000 and Mr. Buckler — $140,000.
The Compensation Committee believes that our forecasting process produces rigorous goals that are challenging, yet attainable if the businesses perform as expected. As a result, the Compensation Committee set the threshold, target and maximum levels of adjusted EBITDA (determined after taking into account the payment of bonuses) for purposes of the 2023 AIP at $107 million, $120 million, and $124 million, respectively.
In early 2024, our Compensation Committee reviewed our 2023 financial performance results and determined that for purposes of our AIP, our adjusted EBITDA was $79.1 million (additional information regarding adjusted EBITDA can be found in Appendix A). Accordingly, we did not achieve the threshold adjusted EBITDA goal for 2023 under the AIP, and as a result the 2023 AIP payout percentage was determined to be 0% for all participants.
LONG-TERM CASH INCENTIVE AWARDS
On May 02, 2023, the Compensation Committee approved and established a long-term cash incentive structure for certain eligible employees including all of the NEOs. The long-term cash incentive awards were designed to incentivize growth in our adjusted EBITDA over the two-year performance period covered by the awards (2023 and 2024). Each recipient of a long-term cash incentive award has a bonus opportunity based 50% on our adjusted EBITDA for 2023 and 50% on our adjusted EBITDA for 2024. The adjusted EBITDA goal for the portion of the long-term cash incentive awards for our NEOs corresponding to 2023 was $105 million. In addition, the awards promote retention of key employees as the recipient will only earn a bonus if the recipient remains employed with the Company or one of its subsidiaries through December 31, 2025 (except that the Compensation Committee may pay up to half of any such bonus opportunity corresponding to 2023 or 2024 following the end of that year if the participant ceases to be employed with the Company or one of its subsidiaries prior to December 31, 2025). The total long-term cash incentive opportunity for each of our NEOs is as follows: Kenneth M. Young- $1,500,000; Jimmy B. Morgan- $1,100,000; Louis Salamone- $1,100,000; John Dziewisz- $900,000, and Chris Riker — $800,000. Our actual adjusted EBITDA achieved for 2023 was $79.1 million. Accordingly, none of our NEOs earned the 2023 portion of his long-term cash incentive award.
EQUITY INCENTIVE AWARDS
The Compensation Committee believes that it is important to attract and retain qualified personnel by offering an equity-based program that is competitive and that is designed to encourage each of our NEOs to balance short-term Company goals with long-term performance and to foster executive retention. However, taking into account equity awards that had been granted to our NEOs in the past and that remained outstanding, concerns regarding the dilutive impact of new equity awards and that our general short-term performance had fallen below expectations, the Compensation Committee determined that it was not appropriate to grant equity awards to our NEOs in 2023. The one exception was that Mr. Morgan received a grant of 49,010 restricted stock units on May 2, 2023 to reward his contributions to the closing of an important waste to energy project.
OTHER OUTSTANDING RETENTION AWARDS
In March 2022, the Compensation Committee awarded retention bonus opportunities (the “Retention Bonuses”) to all of our NEOs, and to other employees who satisfied certain eligibility criteria. The Compensation Committee determined that the Retention Bonuses were appropriate given our employees’ efforts relative to the Company’s strong financial performance during 2021, the fact that annual incentives under the 2021 EICP did not pay out because the performance target was narrowly missed as discussed in our 2022 proxy statement, and the need to retain our leadership team and key talent. The Retention Bonuses granted to the NEOs were as follows: Kenneth M. Young- $1,000,000 (which was paid to the B. Riley Affiliate); Jimmy B. Morgan- $300,000; Louis Salamone- $300,000; John Dziewisz- $300,000, Joe Buckler — $100,000 and Chris Riker — $100,000. Vesting of each NEO Retention Bonus is subject to the recipient’s employment with us through the applicable vesting date, with full vesting if the recipient’s employment is terminated without cause or due to the recipient’s death or disability. Vesting is scheduled to occur in 36 monthly installments beginning March 2022 and ending with February 2025.
BENEFITS
To the extent they are eligible, NEOs may participate in our tax-qualified 401(k) plan and various health and welfare plans on the same basis as other eligible employees of the Company. The 401(k) plan includes a Company matching benefit up to 5% of eligible compensation for plan participants.
Certain NEOs have also participated in the non-qualified defined contribution retirement plan, referred to as the “Restoration Plan”. In November 2019, the Compensation Committee elected to freeze all employee deferrals and Company contributions to the Restoration Plan with respect to compensation earned beginning on or after January 1, 2020. See “2023 Non-qualified Deferred Compensation” for additional information about these plans.
SEVERANCE AND CHANGE IN CONTROL PROTECTION
NEOs who participate in our Executive Severance Plan are eligible to receive certain severance benefits in case of an involuntary termination without “cause,” including a resignation by the executive due to certain adverse changes in employment that constitute “good reason.” Messrs. Morgan, Dziewisz, and Riker participate in the Executive Severance Plan. We have also entered into an employment agreement with Mr. Salamone that provides similar severance benefits. We have also entered into a separate change in control agreement with certain officers elected prior to August 4, 2016, including Mr. Morgan (but none of the other NEOs) that provide severance benefits for an involuntary termination during a two-year protected period following a change in control (in other words, a double trigger). The Compensation Committee believes the severance benefits provided to these NEOs are reasonable in both amount and type. These arrangements do not provide for any tax gross-ups. The change in control agreement with Mr. Morgan includes covenants regarding protection of confidential information, non-solicitation of employees and customers and non-competition as a condition to the severance benefits. Our equity grant agreements also provide for double-trigger vesting upon a change in control.
The severance benefits provided to these NEOs are further described below under “Potential Payments Upon Termination or Change in Control.”
The Compensation Committee believes that these arrangements serve a number of important purposes for our stockholders. They help us attract and retain top quality executives and represent standard arrangements at most public companies as part of a competitive total compensation package. The change in control agreements also better allow executives to objectively evaluate potential transactions.
STOCK OWNERSHIP REQUIREMENTS
We maintain stock ownership guidelines that apply to our NEOs. These guidelines establish minimum stock ownership levels of two to five times annual base salary for executives. The ownership multiples applicable to our continuing NEOs are:
•
CEO — Five times base salary; and

•
Other NEOs — Three times base salary.

Continuing NEOs have five years to achieve their respective minimum ownership levels.
As of March 1, 2024, each of our NEOs then employed with us satisfied the applicable guideline level of stock ownership or were within the five-year period to satisfy the guidelines.

NO HEDGING OR PLEDGING TRANSACTIONS
We maintain a policy that prohibits all directors, officers and employees from trading in puts, calls or other options on our common stock or otherwise engaging in hedging transactions that are designed to hedge or offset any decrease in the market value of our common stock. The directors, officers and employees are also prohibited from pledging our securities and engaging in short sales of our securities.
COMPENSATION RECOVERY (CLAWBACK) POLICY
In accordance with SEC and NYSE requirements, the Board has adopted an executive compensation recovery policy regarding the adjustment or recovery of certain incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. In general, the policy provides that, unless an exception applies, we will seek to recover compensation that is awarded to an executive officer based on the Company’s attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results.
TIMING OF EQUITY AWARD APPROVALS
To avoid timing stock awards ahead of the release of material nonpublic information, the Compensation Committee generally approves the annual stock option and other stock awards effective as of the third day following the filing of our annual report on Form 10-K or quarterly report on Form 10-Q with the SEC.
TAX CONSIDERATIONS
Federal income tax law generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Company’s Compensation Committee under a plan approved by the Company’s stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit.
As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and its stockholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible.

COMPENSATION COMMITTEE REPORT
The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.
We, the members of the Compensation Committee set forth below, have reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and our Form 10-K.
The Compensation Committee
Alan B. Howe (Chair)
Philip B. Moeller
Rebecca L. Stahl

COMPENSATION OF NAMED EXECUTIVE OFFICERS
The following table summarizes (as applicable) the compensation of each person who served as our Chief Executive Officer (“CEO”) during 2023, each person who served as our Chief Financial Officer (“CFO”) during 2023, the three highest-paid executive officers who were still serving as executive officers as of December 31, 2023, as well as one of our former executive officers. We refer to these persons as our Named Executive Officers or NEOs.
2023 Summary Compensation Table
NAME AND PRINCIPAL POSITION	YEAR	SALARY(1) ($)	BONUS(2) ($)	STOCK AWARDS(3) ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	ALL OTHER COMPENSATION(4) ($)	TOTAL ($)
Kenneth M. Young Chief Executive Officer	2023	750,000	333,333	0	—	—	—	—	1,083,333
	2022	750,000	277,778	2,145,000	—	—	—	—	3,172,778
	2021	750,000	—	1,456,000	—	—	—	—	2,206,000
Louis Salamone Jr. Chief Financial Officer	2023	525,000	100,000	0	—	—	—	9,844	634,844
	2022	500,000	83,333	1,933,700	—	—	—	12,938	2,529,971
	2021	475,000	—	769,000	—	—	—	—	1,244,000
Jimmy B. Morgan Chief Operating Officer	2023	550,000	100,000	299,451	—	—	—	9,167	958,618
	2022	525,000	83,333	1,919,850	—	—	—	12,500	2,540,683
	2021	500,000	50,000	769,000	—	—	—	—	1,319,000
John J. Dziewisz Executive Vice President & Corporate Secretary	2023	450,000	100,000	0	—	—	—	14,063	564,063
	2022	425,000	83,333	1,034,500	—	—	—	15,800	1,558,633
	2021	365,000	—	576,750	—	—	—	—	941,750
Joseph T. Buckler Former Sr. Vice President, Clean Energy(5)	2023	339,394	33,333	0	—	—	—	169,879	542,606
	2022	271,625	27,778	882,500	—	—	—	15,262	1,197,165
Christopher S. Riker Sr. Vice President, Thermal Energy	2023	400,000	33,333	0	—	—	—	11,667	445,000

(1)
With respect to Mr. Young, represents consultant fees paid to a third party provider, for Mr. Young’s salary. Mr. Young serves as CEO pursuant to a consulting agreement with the B. Riley Affiliate. See “Compensation Discussion and Analysis — Third Party Compensation Arrangements.”

(2)
With respect to each of the NEOs, represents the portion of the special three-year cash retention bonus granted in 2022 which vested in the applicable fiscal year. See “Compensation Discussion and Analysis — Other Outstanding Retention Awards.” For Mr. Young, the payment for his services was made to the B. Riley Affiliate.

(3)
Represents the aggregate grant date fair value of time-based and performance-based restricted stock units granted during the applicable year in accordance with FASB ASC Topic 718. For additional information, see Note 20 (“Stock-Based Compensation”) to our audited financial statements for the fiscal year ended December 31, 2022, included in our annual report on Form 10-K for the year ended December 31, 2022 (and, for awards granted in prior fiscal years, the corresponding note to our audited financial statements in our annual report on Form 10-K for that year).

As discussed in the Compensation Discussion and Analysis, in 2022 the Company granted PSUs to our NEOs, the vesting of which is subject, in part, to the Company’s stock price performance. As required by applicable SEC rules, the fair value of the PSUs awarded in 2022 was determined based on a Monet Carlo simulation (which probability weights multiple potential outcomes) as of the grant date of the awards. For more information on the assumptions made in the Monte Carlo simulation pricing model, refer to Note 20 (“Stock-Based Compensation”) to our audited financial statements for the fiscal year ended December 31, 2022, included in our annual report on Form 10-K for the year ended December 31, 2022. The following table presents the accounting fair value (determined as described above as of the grant date of the awards) for the PSUs awarded in 2022, and the “maximum” grant date value of the awards (which was determined by multiplying the number of PSUs subject to the award by the closing price of a share of the Company’s common stock on the date of grant).
Name	Grant Date Fair Value	Grant Date Maximum Value
Mr. Young	$1,005,000	$1,140,000
Mr. Salamone	$837,500	$950,000
Mr. Morgan	$837,500	$950,000
Mr. Dziewisz	$502,500	$570,000
Mr. Buckler	$502,500	$570,000

(4)
The amounts reported in this column for 2023 represent the total amount of matching and service-based contributions made to each participating NEO under the Company’s 401(k) plan and, for Mr. Buckler total severance of $153,846 pursuant to his Severance Agreement with the Company (discussed below). Under the Company’s 401(k) plan, the Company will match of an employee’s contributions to the plan up to 5% of the employee’s eligible compensation. The Company suspended employer matching contributions effective April 30, 2020 due to the COVID-19 pandemic and reinstated them on January 1, 2022.

(5)
Mr. Buckler’s employment with the Company terminated on November 6, 2023.

2023 Grants of Plan-Based Awards
The following table provides additional information on stock awards and option awards, plus non-equity incentive plan awards, made to our participating NEOs by us during the year ended December 31, 2023.
NAME	GRANT DATE	COMMITTEE ACTION DATE	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED POSSIBLE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(1)	EXERCISE OR BASE PRICE OF OPTION AWARDS	GRANT DATE FAIR VALUE OF STOCK AND OPTON AWARDS(2)
			THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM
Mr. Young	—	—	N/A	1,500,000	N/A	—	—	—	—	—	—
	—	—	187,500	750,000	900,000	—	—	—	—	—	—
Mr. Salamone	—	—	N/A	918,750	N/A	—	—	—	—	—	—
	—	—	98,438	393,750	472,500	—	—	—	—	—	—
Mr. Morgan	—	—	N/A	742,500	N/A	—	—	—	—	—	—
	—	—	48,125	192,500	231,000	—	—	—	—	—	—
	5/2/2023	5/2/2023	—	—	—	—	—	—	49,010	—	299,451

Mr. Dziewisz	—	—	N/A	607,500	N/A	—	—	—	—	—	—
	—	—	39,375	157,500	189,000	—	—	—	—	—	—
Mr. Buckler	—	—	N/A	540,000	N/A	—	—	—	—	—	—
	—	—	35,000	140,000	168,000	—	—	—	—	—	—
Mr. Riker	—	—	N/A	540,000	N/A	—	—	—	—	—	—
	—	—	35,000	140,000	168,000	—	—	—	—	—	—

(1)
This column represents the number of time-based RSUs granted in 2023. The vesting of RSUs is subject to continued employment through the date of vesting. For additional information, See “Compensation Discussion and Analysis — Equity Incentive Awards” above.

(2)
This column represents the aggregate grant date fair value of equity awards granted in 2023, calculated in accordance with FASB ASC Topic 718. See footnote (3) to the Summary Compensation Table.

Employment Agreement and Severance Arrangements
We have entered into an executive employment agreement with Mr. Salamone dated November 19, 2018. The agreement had an initial term of two years and provides for an automatic extension of the term each year by one additional year unless either party has given at least 90-days advance notice. The agreement provides that Mr. Salamone will serve as Chief Financial Officer of the Company and our affiliates and will receive an annual base salary of not less than $475,000. Mr. Salamone is also entitled to participate in our annual bonus program, receives Company benefits for employees of similar rank, and is entitled to reimbursement for certain commuting and lodging expenses.
For a discussion of the severance provisions of Mr. Salamone’s employment agreement, the executive severance plan applicable to Messrs. Morgan, Dziewisz and Riker and the change in control provisions applicable to Mr. Morgan, see “Potential Payments Upon Termination or Change in Control” below.

Outstanding Equity Awards at 2023 Fiscal Year-End
The following “Outstanding Equity Awards at 2023 Fiscal Year-End” table summarizes the equity awards with respect to shares of our common stock that were held by our NEOs and outstanding as of December 31, 2023.
		OPTION AWARDS				STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNDERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITES OR OTHER RIGHTS THAT HAVE ($)(1)
Mr. Young
SARS	12/18/2018	843,500	—	20.00	12/18/2028	—	—	—	—
RSU	11/3/2021	—	—	—	—	66,667(2)	97,334	—	—
RSU	7/28/2022	—	—	—	—	100,000(3)	146,000	—	—
PSU	7/28/2022	—	—	—	—	—	—	150,000(6)	603,000
Mr. Salamone
SARS	12/18/2018	168,700	—	20.00	12/18/2028	—	—	—	—
RSU	8/11/2021	—	—	—	—	33,334(4)	48,668	—	—
RSU	7/28/2022	—	—	—	—	63,334(3)	92,468	—	—
PSU	7/28/2022	—	—	—	—	—	—	125,000(6)	502,500
Mr. Morgan
Stock Options	3/6/2017	5,995	—	41.7	3/6/2028	—	—	—	—
RSU	8/11/2021	—	—	—	—	33,334(4)	48,668	—	—
RSU	7/28/2022	—	—	—	—	66,667(3)	97,334	—	—
RSU	5/2/2023	—	—	—	—	49,010(5)	71,555	—	—
PSU	7/28/2022	—	—	—	—	—	—	125,000(6)	502,500
Mr. Dziewisz
Stock Options	3/2/2015	1,328	—	132.7	3/2/2025	—	—	—	—
Stock Options	3/1/2016	619	—	137.6	3/1/2026	—	—	—	—
Stock Options	3/6/2018	1,913	—	41.7	3/6/2028	—	—	—	—
RSU	8/11/2021	—	—	—	—	25,000(4)	36,500	—	—
RSU	7/28/2022	—	—	—	—	46,667(3)	68,134	—	—
PSU	7/28/2022	—	—	—	—	—	—	75,000(6)	301,500
Mr. Buckler
Stock Options	—	—	—	—	—	—	—	—	—
RSU	—	—	—	—	—	—	—	—	—
PSU	—	—	—	—	—	—	—	—	—
Mr. Riker
Stock Options	3/2/2015	492	—	132.7	3/2/2025	—	—	—	—
Stock Options	3/1/2016	433	—	137.6	3/1/2026	—	—	—	—
Stock Options	3/6/2018	1020	—	41.7	3/6/2028	—	—	—	—
RSU	8/11/2021	—	—	—	—	10,000(4)	14,600	—	—
RSU	7/28/2022	—	—	—	—	33,334(3)	48,668	—	—
PSU	7/28/2022	—	—	—	—	—	—	75,000(6)	301,500

(1)
Based on the closing market price of our common stock on December 29, 2023 (the last trading day of the fiscal year) of $1.46, as reported on the New York Stock Exchange.

(2)
These time-based RSUs are scheduled to vest in ratable installments on August 25, 2023.

(3)
These time-based RSUs are scheduled to vest in ratable installments on November 3, 2023 and 2024.

(4)
These time-based RSUs are scheduled to vest in ratable installments on July 28, 2023, 2024, and 2025.

(5)
These time-based RSUs are scheduled to vest in ratable installments on May 2, 2024.

(6)
These performance-based stock units (“PSUs”) are scheduled to vest only if the closing price of the B&W common stock is $12 or more within the performance period of July 28, 2022 through July 27, 2027, subject to the NEO’s continued employment with the Company through such date.

2023 Option Exercises and Stock Vested
The following “2023 Option Exercises and Stock Vested” table provides additional information about the value realized by our NEOs on exercises of option awards and vesting of stock awards with respect to our common stock during the year ended December 31, 2023.
	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)(1)	VALUE REALIZED ON VESTING ($)(1)
Mr. Young			183,334	$762,336
Mr. Salamone			114,999	$597,762
Mr. Morgan			116,666	$606,663
Mr. Dziewisz			81,667	$425,768
Mr. Buckler			55,000	$249,065
Mr. Riker			41,666	$217,596

(1)
For each NEO, the amounts reported in the “number of shares acquired on vesting” column in the table above represent the aggregate number of shares of common stock acquired by the NEO upon vesting of the award. The amounts reported in the “value realized on vesting” column were calculated by multiplying the number of shares acquired on the date of vesting by the closing price of our common stock on the date of vesting. The number of shares acquired in connection with the vesting of RSUs includes shares withheld by us to satisfy the minimum statutory withholding tax due on vesting.

2023 Pension Benefits
The following “2023 Pension Benefits” table summarizes our NEOs’ benefits under our tax-qualified defined benefit plans and supplemental executive retirement plans (other than our non-qualified defined contribution plans). None of the NEOs other than Mr. Dziewisz and Mr. Buckler participate in these plans.
NAME	PLAN NAME	NUMBER OF YEARS OF CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)(1)	PAYMENTS DURING LAST FISCAL YEAR ($)
Mr. Dziewisz	Qualified Plan	26.333	658,274	—
	Excess Plan	N/A		—
Mr. Buckler	Qualified Plan	23.000	20,411	—
	Excess Plan	N/A		—

(1)
Present value of accumulated benefits is based on a discount rate of 5.04% for the Qualified Plan and the PRI2012 white collar mortality table with MP2021 Buck modified improvement scale.

Overview of Qualified Plans
The Company maintains retirement plans that are funded by trusts and cover certain eligible regular full-time employees, described below in the section entitled “Participation and Eligibility.” Mr. Dziewisz and Mr. Buckler are the only NEOs who participate in the Retirement Plan for Employees of Babcock & Wilcox Commercial Operations (the “Qualified Plan”).
Participation and Eligibility
The Qualified Plan has been frozen to new entrants and benefit accruals for current participants.
Benefits
For eligible NEOs, benefits under the Qualified Plan are based on years of credited service and final average cash compensation (including bonuses) as of the date that accruals ceased.

Retirement
Under the Qualified Plan, normal retirement is age 65. The normal form of payment is a single-life annuity or a 50% joint and survivor annuity, depending on the employee’s marital status when payments are scheduled to begin.
2023 Non-qualified Deferred Compensation
The following “2023 Non-qualified Deferred Compensation” table summarizes our NEOs’ compensation under our non-qualified defined contribution plans. None of the NEOs other than Mr. Morgan participated in the Company’s Restoration Plan, and none of the NEOs has elected to defer payment of any outstanding RSU awards.
NAME	PLAN NAME	EXECUTIVE CONTRIBUTIONS IN 2023 ($)	REGISTRANT CONTRIBUTIONS IN 2023 ($)(1)	AGGREGATE WITHDRAWALS / DISTRIBUTIONS ($)	AGGREGATE BALANCE AT 12/31/23 ($)
Mr. Morgan	Restoration Plan	—	—	—	$2,375

(1)
The amounts reported in this column represent hypothetical amounts of earnings or losses and dividends credited during 2023 on all accounts for each NEO under the Company’s Restoration Plan. These gains and losses are not reported as compensation in the “2023 Summary Compensation Table” as the Company has determined they are not above-market as determined under applicable SEC rules.

RESTORATION PLAN
The Company’s Restoration Plan is an unfunded, non-qualified defined contribution plan through which the Company previously provided annual contributions to each participant’s notional accounts, which are referred to as a participant’s company matching account and company service-based account. Benefits under the Restoration Plan are based on a participant’s vested percentage in his or her notional account balance at the time of distribution. Each participant generally vests 100% in his or her company matching account and company service-based account upon completing three years of service with the Company, subject to accelerated vesting for death, disability, termination by the Company without cause or retirement, or on a change in control. Under this plan, each participant elects to have his or her notional accounts hypothetically invested in one or more of the investment funds designated by the Compensation Committee. Each participant’s notional accounts are credited and debited to reflect gains and losses on the hypothetical investments.
Effective July 1, 2018, the Company discontinued any further service-based contributions to the Restoration Plan. In November 2019, the Compensation Committee elected to freeze all employee deferrals and Company contributions to the Restoration Plan with respect to compensation earned for services beginning on or after January 1, 2020.
DEFERRED RESTRICTED STOCK UNITS UNDER LTIP
Under the terms of the 2015 LTIP and 2021 LTIP, the Compensation Committee has the discretion to permit selected participants to defer all or a portion of their stock awards. These deferred RSUs will be paid by the Company in the form of Company common stock. As noted above, no NEOs elected to defer any RSUs during 2023 or held any outstanding deferred RSUs as of December 31, 2023.
Potential Payments Upon Termination or Change In Control
The following table shows potential payments to our NEOs who were employed with us on December 31, 2023 under existing contracts, agreements, plans or arrangements for various scenarios under which a payment would be due in the event of a change in control or termination of employment of our NEOs, assuming a December 31, 2023 termination date. Where applicable, the amounts listed below use the closing price of the Company’s common stock of $1.46 (as reported on the NYSE) on of December 29, 2023 (the last trading date of the fiscal year. These tables do not reflect amounts that would be payable to the NEOs pursuant to benefits or awards that are already vested.

Except as otherwise indicated, amounts reported in the below tables for options, SARs, time-based RSUs and PSUs represent the value of unvested and accelerated shares or units, as applicable, calculated by:
•
for options and SARs: multiplying the number of accelerated stock options or SARs by the amount (if any) by which $1.46 (the closing price of the Company’s common stock on December 29, 2023) exceeds the exercise or base price of the award; and

•
for RSUs: multiplying the number of accelerated units by $1.46 (the closing price of the Company’s common stock on December 29, 2023).

NAME	TERMINATION SCENARIO	CASH ($)	ACCELERATED VESTING OF EQUITY AWARDS ($)(1)	HEATLH AND WELFARE BENEFITS ($)	OUTPLACEMENT SERVICES ($)	TOTAL ($)
Mr. Young	Termination Without Cause / For Good Reason	—	121,667	—	—	121,667
	Change in Control	—	243,334	—	—	243,334
	Death / Disability	—	243,334	—	—	243,334
Mr. Salamone	Termination Without Cause / For Good Reason	525,000	70,568	—	—	595,568
	Change in Control	—	141,135	—	—	141,135
	Death / Disability	—	141,135	—	—	141,135
Mr. Morgan	Termination Without Cause / For Good Reason	550,000	73,001	64,988	12,000	699,989
	Change in Control	1,485,000	217,556	64,988		1,767,544
	Death / Disability	—	217,556		—	217,556
Mr. Dziewisz	Termination Without Cause / For Good Reason	450,000	53,317	45,333	12,000	559,650
	Change in Control	—	104,634	—	—	104,634
	Death / Disability	—	104,634		—	104,634
Mr. Riker	Termination Without Cause / For Good Reason	400,000	31,634	—	12,000	431,809
	Change in Control	—	63,268	—	—	490,450
	Death / Disability	—	63,268		—	490,450

(1)
The amount reported for a “Change in Control” reflects the value of the NEO’s equity awards that would have accelerated had (1) the NEO’s employment terminated due to the NEO’s death or disability, termination by the Company without “cause”, or resignation by the NEO for “good reason”, in each case within two years following a change in control of the Company, or (2) the awards been terminated (and not assumed or continued) in the change in control transaction (as to each NEO, this value represents the entire equity award acceleration value for the NEO in the circumstances; such value would not be in addition to the equity award acceleration value reported for the NEO on any other row in the table above).

THIRD-PARTY COMPENSATION ARRANGEMENTS — Mr. Young
As noted above, the services of Mr. Young are provided pursuant to a consulting arrangement with the B. Riley Affiliate and does not provide for any severance or benefits upon a cessation of services.
In addition to his consulting arrangement, Mr. Young may be eligible for acceleration of any RSUs in accordance with the terms of the 2015 LTIP and 2021 LTIP.
EXECUTIVE EMPLOYMENT AGREEMENTS — Mr. Salamone
The Company has entered into an executive employment agreement with Mr. Salamone dated November 19, 2018. Under this agreement, in the event of a termination of the Company other than for “cause” or by the executive for “good reason” (as such terms are defined in the agreement), Mr. Salamone shall be entitled to continuation of base salary for a period of

52 weeks. Receipt of the severance benefits under the employment agreement is subject to the executive delivering a general release of claims and agreeing to certain non-compete, nondisclosure and other restrictive covenants.
The employment agreement does not provide for enhanced severance protection in the event of a termination of employment following a change in control.
EXECUTIVE SEVERANCE PLAN — Messrs. Morgan, Dziewisz, and Riker
The Company maintains an executive severance plan pursuant to which participants (including Messrs. Morgan, Dziewisz and Riker) are eligible to receive certain severance benefits in case of an involuntary termination without “cause,” including a termination for “good reason.”
Severance. The severance payment reported for Messrs. Morgan, Dziewisz and Riker represents salary continuation payments equal to 52 weeks of base salary as in effect on the date of termination. Receipt of the severance benefits under the Executive Severance Plan is generally subject to executing a general release of claims and agreeing to certain non- compete, nondisclosure and other restrictive covenants.
Reimbursement of Health Care Premiums. Upon a termination by the Company for any reason other than cause under our Executive Severance Plan, Messrs. Morgan, Dziewisz, and Riker would be entitled to reimbursement of the employer share of the “applicable premium” for continuation coverage under COBRA for the medical, dental and/or vision benefits in effect for the participating NEO and his qualified beneficiaries as of the date of termination for a period of three months. The amounts reported were determined by multiplying the monthly employer cost of 2023 medical, dental and/or vision benefits for the participating NEO and his qualified beneficiaries by three. These payments are subject to the same conditions described above for severance payments.
Outplacement Services. Messrs. Morgan, Dziewisz, and Riker would be entitled to 12 months of employer-paid outplacement services under our Executive Severance Plan following his termination by the Company for reasons other than cause. The amount reported represents the cost the Company would incur to engage our third-party service provider for 12 months of executive outplacement services.
Mr. Buckler was also covered by the severance plan while he was employed by the Company.
CHANGE IN CONTROL AGREEMENT — Mr. Morgan
The Company has change in control agreements with various officers elected prior to August 4, 2016, including Mr. Morgan (but none of the other NEOs). Generally, under the Company’s change in control agreements and certain other compensation arrangements, if an NEO is terminated within two years following a change in control (as defined in the agreement) either (1) by the Company for any reason other than cause or death or disability, or (2) by the NEO for good reason (in each case, a “qualifying termination”), the NEO is entitled to receive:
•
accelerated vesting in the executive’s Restoration Plan account;

•
accelerated vesting in any outstanding equity awards;

•
a cash severance payment;

•
a prorated target bonus payment;

•
payment of the prior year’s bonus payment, if unpaid at termination; and

•
a cash payment representing health benefits coverage costs.

In addition to these payments, the NEO would be entitled to various accrued benefits earned through the date of termination, such as earned but unpaid salary and earned but unused reimbursements.
Severance. The severance payment made to Mr. Morgan in connection with a qualifying termination following a change in control is a cash payment equal to two times the sum of (1) the executive’s annual base salary prior to termination and (2) the same annual base salary multiplied by the executive’s target annual incentive compensation percentage for the year in which the termination occurs. The severance amount for Mr. Morgan in connection with a qualifying termination following a change in control also includes his target annual incentive amount for the year for which the termination occurs. Assuming a termination as of December 31, 2023, the severance payment on a qualifying termination following a change in control would have been calculated based on the following for Mr. Morgan: $550,000 base salary and $550,000 target annual incentive compensation (100% of his annual base salary).
Incentive Component of Severance. The severance amount for Mr. Morgan in connection with a qualifying termination following a change in control also includes his target annual incentive amount for 2023. We have assumed for purposes of this disclosure that, in the event of a December 31, 2023 termination date, he would have been entitled to a payment equal to 100% of his 2022 target incentive, as in effect immediately prior to the date of termination.
Benefits. The amount reported for Mr. Morgan represents three times the full annual cost that would be payable by the NEO for continuation of coverage for medical, dental and vision benefits if elected by the NEO for himself and his eligible dependents under COBRA for the year ended December 31, 2023, which would be paid in a lump sum.
Tax Reimbursements. The change in control agreements do not provide for any tax reimbursement on the benefits. Instead, the agreements contain a “modified cutback” provision, which acts to reduce the benefits payable to a NEO to the extent necessary so that no excise tax would be imposed on the benefits paid, but only if doing so would result in the NEO retaining a larger after- tax amount.
TREATMENT OF LONG-TERM INCENTIVE AWARDS UNDER PLAN
Under the terms of the Company’s outstanding awards (including awards held by the NEOs), all unvested RSUs would become vested on a qualifying termination following a change in control (as defined in the applicable award agreements).
Executives are entitled to acceleration of unvested RSUs in the event that employment is terminated by reason of a Reduction in Force (as defined in the applicable RSU agreement) on or after the first anniversary of the date of grant. In the event, (i) 25% of the then- remaining outstanding RSUs will vest on the date of such termination if the termination occurs prior to the second anniversary of the date of grant and (ii) 50% of the then remaining outstanding RSUs will vest on the date of such termination if the termination occurs on or after the second anniversary of the date of grant. The term “Reduction in Force” means a termination of employment under circumstances that would result in the payment of benefits under The Babcock & Wilcox Employee Severance Plan or a successor plan (whether or not the executive is a participant in such plan), termination of employment in connection with a voluntary exit incentive program, or termination of employment under other circumstances which the Committee designates as a reduction in force.
Executives are entitled to full acceleration of unvested RSUs in the event of a termination of employment due to death or disability, or upon a termination of employment by the Company other than for “cause” or by the executive for “good reason”, in each case within two years following a change in control.
The unvested PSUs awarded in 2022 will terminate without vesting, to the extent the applicable performance goal has not been satisfied, should a change in control of the company occur.
RESTORATION PLAN
Under our Restoration Plan, an executive’s Company matching account and Company service-based account become fully vested on, among other events, a change in control or the date of the executive’s death or disability. Mr. Morgan is 100% vested in his Restoration Plan accounts. Accordingly, none of the amounts in his Company matching accounts and Company service-based accounts would be subject to accelerated vesting.
BUCKLER SEVERANCE AGREEMENT
The Company entered into a Severance Agreement and Release of Claims (“Severance Agreement”) with Mr. Bucker on November 30, 2023, the terms of which were negotiated with Mr. Buckler. The Severance Agreement provided that the Company would continue to pay Mr. Buckler, as severance, twenty weeks of his regular base salary (at the rate in effect prior to his termination of employment with the Company). Mr. Buckler provided the Company with a general release of claims.

CEO PAY RATIO
Pursuant to the Exchange Act, we are required to disclose in this proxy statement the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all of our employees (excluding our CEO). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our CEO’s total compensation for 2023 was $1,083,333, and the median of the total 2023 compensation of all of our employees (excluding our CEO) was $39,063. Accordingly, we estimate the ratio of our CEO’s total compensation for 2023 to the median of the total 2023 compensation of all of our employees (excluding our CEO) to be 28 to 1.
We identified the employee with the median of the total annual compensation of all of our employees (excluding our CEO) based on our employee population as of December 31, 2023 and taking into account each employee’s total cash compensation of 2023, which consisted of salary or wages, bonus and vested incentive compensation awards but excluded the value of health and welfare benefits. Once that median employee was identified, the median employee’s total annual compensation for 2023 presented in the pay ratio above (and our CEO’s total annual compensation for 2023 presented in the pay ratio above) was determined using the same rules that apply to reporting the compensation of our NEOs in the “Total” column of the “2023 Summary Compensation Table.”
We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
PAY VERSUS PERFORMANCE
The following table summarizes the relationship between our financial performance and the total compensation paid to our CEO and our other NEOs for the fiscal years shown in the table. (In this discussion, our CEO is also referred to as our principal executive officer or “PEO”, and our NEOs other than our CEO are referred to as our “Non-PEO NEOs”.)
Fiscal Year	Summary Compensation Table Total For CEO ($)	Compensation Actually Paid to CEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based on:		B&W Net Income ($ Millions)(5)	B&W Adjusted EBITDA ($Millions)(6)
					B&W TSR ($)(4)	Peer Group TSR ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$1,083,333	$(469,003)	$629,026	$(77,627)	$8.08	$171.36	$(78.60)	$79.10
2022	$3,172,778	$2,692,278	$1,956,613	$1,963,452	$54.78	$171.84	$(27.60)	$72.40
2021	$2,206,000	$4,765,500	$1,151,583	$3,108,198	$21.16	$145.00	$32.00	$70.60
2020	$1,977,204	$2,101,204	$1,319,076	$1,384,317	$21.93	$130.26	$(10.30)	$45.70
(1)
Mr. Young was our CEO for each of the four years included in the table above. For 2023, our Non-PEO NEOs were Messrs. Salamone, Morgan, Dziewisz, Riker and Buckler. For 2022, our Non-PEO NEOs were Messrs. Salamone, Morgan, Dziewisz, and Buckler. For 2021, our Non-PEO NEOs were Messrs. Salamone, Morgan and Dziewisz. For 2020, our Non-PEO NEOs were Messrs. Salamone, Dziewisz, Caruso and Morgan.

(2)
See the Summary Compensation Table above for detail on the Summary Compensation Table total compensation for our CEO for each year covered in the table. The average compensation for the Non-PEO NEOs for 2023 was calculated from the Summary Compensation Table above. The average compensation for the Non-PEO NEOs for each of the prior years was calculated from the Summary Compensation Table as disclosed in our Proxy Statement filed with the Securities and Exchange Commission in the year following the applicable year.

(3)
For purposes of this table, the compensation actually paid (also referred to as “CAP”) to each of our NEOs (including, for purposes of this table, former named executive officers who are included in the Non-PEO NEO group for the applicable year) means the NEO’s total compensation as reflected in the Summary Compensation Table for the applicable fiscal year and adjusted for the following with respect to each NEO:

•
Less the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable year,

•
Plus the year-end value of B&W option and stock awards granted in the applicable year which were outstanding and unvested at the end of the applicable year,

•
Plus/(less) the change in value as of the end of the applicable year as compared to the value at the end of the prior year for B&W option and stock awards which were granted in prior years and were outstanding and unvested at the end of the applicable year,

•
Plus the vesting date value of B&W option and stock awards which were granted and vested during the same applicable year,

•
Plus/(less) the change in value as of the vesting date as compared to the value at the end of the prior year for B&W option and stock awards which were granted in prior years and vested in the applicable year,

•
Less, as to any B&W option and stock awards which were granted in prior years and were forfeited during the applicable year, the value of such awards as of the end of the prior year,

•
Plus the dollar value of any dividends or other earnings paid during the applicable year on outstanding and unvested B&W stock awards (no dividends or dividend equivalents were paid with respect to outstanding and unvested B&W options or stock awards during the applicable years),

•
Plus, as to a B&W option or stock award that was materially modified during the applicable year, the amount by which the value of the award as of the date of the modification exceeds the value of the original award on the modification date (none of the B&W option or stock awards held by the NEOs were materially modified during the years covered by the table),

•
For an executive who had “change in pension value” income in the Summary Compensation Table for the applicable fiscal year, additional adjustments are required as follows.

•
Less any aggregate change in the actuarial present value of the NEO’s accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the applicable year.

•
Add, for all defined benefit and actuarial pension plans reported in the Summary Compensation Table, the aggregate of: (i) service cost, calculated as the actuarial present value of the NEO’s benefit under all such plans attributable to services rendered during the applicable fiscal year; and (ii) prior service cost, calculated as the entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the applicable fiscal year that are attributed by the benefit formula to services rendered by the NEO in periods prior to the amendment.

In making each of these adjustments, the “value” of an option or stock award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions we then used to calculate the fair value of our equity awards. For more information on the valuation of our equity awards, please see the notes to our financial statements that appear in our Annual Report on Form 10-K each year and the footnotes to the Summary Compensation Table that appears in our annual Proxy Statement.
The table above reflects the CAP (determined as noted above) for our CEO and, for our Non-PEO NEOs, the average of the CAPs determined for the Non-PEO NEOs for each of the fiscal years shown in the table.
The following table provides a reconciliation of the Summary Compensation Table Total to Compensation Actually Paid for our CEO.
Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for CEO	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)	Fiscal Year 2021 ($)	Fiscal Year 2020 ($)
Summary Compensation Table Total	1,083,333	3,172,778	2,206,000	1,977,204
Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	—	(921,000)	(1,456,000)	(1,125,000)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	—	1,468,500	1,804,000	1,327,000
Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	(1,256,835)	(650,003)	734,670	(78,000)
Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—	—
Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(295,501)	(377,997)	1,476,830	—
Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—
Aggregate Change in Actuarial Present Value of Pension Benefits	—	—	—	—
Pension Benefit Service Cost for the Applicable Year	—	—	—	—
Compensation Actually Paid	(469,003)	2,692,278	4,765,500	2,101,204
The following table provides a reconciliation of the average of the Summary Compensation Table Total for the Non-PEO NEOs for a year to the average of the Compensation Actually Paid for the Non-PEO NEOs for that year.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for Non-PEO NEOs	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)	Fiscal Year 2021 ($)	Fiscal Year 2020 ($)
Summary Compensation Table Total	629,026	1,956,613	1,151,583	1,319,076
Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	(59,890)	(610,163)	(704,917)	(638,650)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	14,311	856,388	826,833	729,850
Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	(609,710)	(285,730)	642,833	(11,429)
Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	121,738	—	—
Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(51,364)	(75,394)	1,191,866	(14,530)
Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—
Aggregate Change in Actuarial Present Value of Pension Benefits	—	—	—	—
Pension Benefit Service Cost for the Applicable Year	—	—	—	—
Compensation Actually Paid	(77,627)	1,963,452	3,108,198	1,384,317

(4)
B&W TSR represents cumulative total shareholder return on a fixed investment of $100 in our common stock for the period beginning on the last trading day of 2019 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends. Peer Group TSR represents cumulative total shareholder return on a fixed investment of $100 in the “TSR Peer Group” identified below for the period beginning on the last trading day of 2019 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends. The “TSR Peer Group” consists of the following publicly traded companies: AMETEK Inc., CECO Environmental Corp., Chart Industries Inc., Crane Co., Curtiss- Wright Corp., Dycom Industries Inc., Enerpac Tool Group Corp., Enviri Corporation, Flowserve Corp., Idex Corp., MasTec Inc., Primoris Services Corp., SPX Technologies, Inc. and Tetra Tech, Inc., with the returns of such companies weighted according to the respective issuers’ stock market capitalization at the beginning of the period for which a return is indicated.

The following charts illustrate (a) the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the fiscal years covered in the Pay Versus Performance Table against the Company’s total shareholder return over that period of time, and (b) the Company’s total shareholder return and the total shareholder return for the TSR Peer Group over that period of time (with total shareholder returns calculated as described above). The TSR Peer Group changed from the group of companies used for purposes of this disclosure in our proxy statement filed in 2023 as follows: CIRCOR Int. Inc. was removed because its common stock ceased to be publicly-traded in 2023. The TSR Peer Group cumulative total shareholder returns included in the table above exclude CIRCOR Int. Inc. If CIRCOR Int. Inc. had been included for 2020, 2021, and 2022 (the three years during which its common stock was publicly traded throughout the year), the TSR Peer GROUP cumulative total shareholder return on a fixed investment of $100 for the perod beginning on the last trading day of 2019 through the end of the applicable fiscal year (calculated assuming the reinvestment of dividends) would be $133.78 for 2020, $145.15 for 2021, and $146.52 for 2022.

Compensation Actually Paid vs. Company TSR
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
-1,000,000
Compensation Actually Paid
$100.00
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$-
Cumulative TSR
(value of initial $100 investment)
$21.94
$21.16
$54.78
$8.08
2020
2021
2022
2023
PEO
Average for Non-PEO NEOs
TSR

Company TSR vs. Peer Group TSR
Cumulative TSR
(value of initial $100 investment)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
2019
2020
2021
2022
2023
$100
$130
$145
$172
$171
$22
$21
$55
$8
Company Cumulative TSR
Peer Group TSR

(5)
This column shows the Company’s net income for each fiscal year covered by the table. The following chart illustrates the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the fiscal years covered in the Pay Versus Performance Table against the Company’s net income for each of those years.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
Net Income (millions)
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
-1,000,000
$40.0
$20.0
$-
$(20.0)
$(40.0)
$(60.0)
$(80.0)
$(100.0)
$(10.3)
$32.0
$(27.6)
$(78.6)
2020
2021
2022
2023
PEO
Average for Non-PEO NEOs
Net Income (millions)

(6)
This column shows the Company’s Adjusted EBITDA for each fiscal year covered by the table. See Appendix A for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures for 2023 and 2022. See the corresponding appendix of our prior Proxy Statements for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures for earlier years.We consider Adjusted EBITDA to be a key metric in our executive compensation program, used in determining our NEOs’ long-term cash incentive awards for 2023. See the “Compensation Discussion and Analysis” section of this proxy statement for more information regarding the use of this performance measure in our executive compensation program. The following chart illustrates the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the fiscal years covered in the Pay Versus Performance table against the Adjusted EBITDA for each of those years.

Compensation Actually Paid vs. Adjusted EBITDA
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
-1,000,000
Compensation Actually Paid
$100.00
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$-
Adjusted EBITDA (millions)
$45.70
$70.60
$72.40
$79.10
2020
2021
2022
2023
PEO
Average for Non-PEO NEOs
Adjusted EBITDA

Following is an unranked list of the two financial performance measures we considered in linking the compensation actually paid to our NEOs for 2023 with the Company’s performance.
•
Adjusted EBITDA (used to determine 2023 long-term cash incentive awards and annual bonuses)

•
B&W Stock Price (used to determine vesting in our PSUs awarded in 2022, and the value of all of our equity awards is dependent on our stock price)

STOCKHOLDERS’ PROPOSALS
Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for the 2025 annual meeting of stockholders (the “Annual Meeting”) must send notice of the proposal to our Corporate Secretary at our principal executive office no later than December 6, 2024. If you make such a proposal, you must provide your name, address, the number of shares of common stock you hold of record or beneficially, the date or dates on which such common stock was acquired and documentary support for any claim of beneficial ownership.
In addition, any stockholder who intends to submit a proposal for consideration at our 2025 annual meeting of stockholders, but not for inclusion in our proxy materials, or who intends to submit nominees for election as directors at the meeting must notify our Corporate Secretary. Under our bylaws, such notice must (1) be received at our principal executive offices no earlier than close of business on January 15, 2025 and no later than February 14, 2025 and (2) satisfy specified requirements set forth in our bylaws. A copy of the pertinent bylaw provisions can be found on our website at www.babcock.com at “Company — Corporate — Investors — Corporate Governance — Governance Documents.”
Further, any stockholder who intends to solicit proxies in support of director nominees other than the Board’s nominees at our 2025 Annual Meeting must provide written notice setting forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2025. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as described above.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 15, 2024.
The Proxy Statement and 2023 Annual Report are available on the Internet at www.proxyvote.com.
The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:
•
The date, time and location of the Annual Meeting;

•
A list of the matters intended to be acted on and our recommendations regarding those matters;

•
Any control/identification numbers that you need to access your proxy card; and

•
Information about attending the Annual Meeting.

GENERAL INFORMATION
The Board has made these materials available to you over the Internet in connection with the Annual Meeting, which will take place on May 15, 2024. Our proxy materials were posted at http://www.proxyvote.com on April 5, 2024.
We have sent and provided access to the materials to you because the Board is soliciting your proxy to vote your shares at the Annual Meeting. We will bear all expenses incurred in connection with this proxy solicitation. We have engaged D. F. King & Co., Inc. to assist in the solicitation for a fee that will not exceed $17,500.00. In addition, our officers and employees may solicit your proxy by telephone, by facsimile transmission or in person and they will not be separately compensated for such services. We solicit proxies to give all stockholders an opportunity to vote on matters that will be presented at the Annual Meeting. In this proxy statement, you will find information on these matters, which is provided to assist you in voting your shares. If your shares are held through a broker or other nominee (i.e., in “street name”) and you have requested printed versions of these materials, we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses. If your shares are held through the B&W Thrift Plan and you have requested printed versions of these materials, the trustee of that plan has sent you this proxy statement and you should instruct the trustee on how to vote your plan shares.

VOTING INFORMATION
Record Date and Who May Vote
The Board selected March 18, 2024 as the record date for determining stockholders entitled to vote at the Annual Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, Computershare Trust Company, N.A., on the record date, you may vote your shares on the matters to be considered at the Annual Meeting. If your shares were held in street name on that date, you should refer to the instructions provided by your broker or nominee for further information. They are seeking your instructions on how you want your shares voted. Brokers holding shares in street name can vote those shares on routine matters if the beneficial owner has not provided voting instructions at least 10 days before a meeting. Under the rules of the NYSE, none of the proposals presented at the Annual Meeting are considered “routine” matters except for the ratification of the appointment of the independent auditor (Proposal 5). That means that for those proposals that are considered “non- routine” matters, brokers may not vote your shares if you have not given your broker specific instructions as to how to vote, and your shares will not be represented in those matters. Brokers may only vote your shares for the ratification of the appointment of the independent auditor (Proposal 5). Please be sure to give specific voting instructions to your broker.
On the record date, 89,480,435 shares of our common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the Annual Meeting.
How to Vote
Most stockholders can vote by proxy in three ways:
•
by Internet at www.proxyvote.com;

•
by telephone; or

•
by mail.

If you are a stockholder of record, you can vote your shares by voting by Internet, telephone, mailing in your proxy or virtually at the Annual Meeting. You may give us your proxy by following the instructions included in the enclosed proxy card.
By giving us your proxy, you will be directing us how to vote your shares at the Annual Meeting. Even if you plan on attending the meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the meeting. If you do attend the meeting, you can change your vote at that time, if you then desire to do so.
If you are the beneficial owner of shares held in street name, the methods by which you can access the proxy materials and give the voting instructions to the broker or nominee may vary. Accordingly, beneficial owners should follow the instructions provided by their brokers or nominees to vote by Internet, telephone or mail. If you want to vote your shares virtually at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information. Additionally, the availability of Internet or telephone voting depends on the voting process used by the broker or nominee that holds your shares.
You may receive more than one proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.

How to Change Your Vote or Revoke Your Proxy
For stockholders of record, you may change your vote or revoke your proxy by written notice to our Corporate Secretary at 1200 East Market Street, Suite 650, Akron, Ohio 44305, granting a new later dated proxy, submitting a later dated vote by telephone or on the Internet, or by voting virtually at the Annual Meeting. Unless you attend the meeting and vote your shares, you should change your vote using the same method (by Internet, telephone or mail) that you first used to vote your shares. This will help the inspector of election for the meeting verify your latest vote.
For beneficial owners of shares held in street name, you should follow the instructions in the information provided by your broker or nominee to change your vote or revoke your proxy. If you want to change your vote as to shares held in street name by voting virtually at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.
How to Participate in the Annual Meeting
This year’s Annual Meeting will be held exclusively via live webcast enabling stockholders from around the world to participate, submit questions in writing and vote. Stockholders of record as of the close of business on March 18, 2024, are entitled to participate in and vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/ BW2024. To participate in the Annual Meeting via live webcast, you will need the 16-digit control number included on your proxy card and on the instructions that accompanied your proxy materials. The Annual Meeting will begin promptly at 10:30 a.m. Eastern Time. Online check-in will begin at 10:25 a.m. Eastern Time. Please allow ample time for the online check-in procedures.
The online format for the Annual Meeting also allows us to communicate more effectively with you via www.virtualshareholdermeeting.com/BW2024.
How to locate your 16-digit control number prior to the day of the Annual Meeting
Prior to the day of the Annual Meeting, if you need assistance with your 16-digit control number and you hold your shares in your own name, please email investors@babcock.com. If you hold your shares in the name of a bank or brokerage firm, you will need to contact your bank or brokerage firm for assistance with your 16-digit control number.
Quorum
The Annual Meeting will be held only if a quorum exists. The presence at the Annual Meeting, in person or by proxy, of the holders of shares of stock having a majority of the votes the holders of all outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting could cast will be necessary and sufficient to constitute a quorum. If you attend the meeting or vote your shares by Internet, telephone or mail, your shares will be counted toward a quorum, even if you abstain from voting on a particular matter. Shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter are called “broker non-votes” and will count for quorum purposes.
Proposals Presented for Vote
We are asking you to vote on the following:
•
Proposal 1: approve amendments to our Certificate of Incorporation to declassify the Board and provide for annual elections of all directors beginning at the 2026 annual meeting of stockholders;

•
Proposal 2: If Proposal 1 is approved, elect Henry E. Bartoli, Naomi L. Boness and Philip D. Moeller as Class I directors of the Company to serve a term of two years;

•
Proposal 3: If Proposal 1 is not approved, elect Henry E. Bartoli, Naomi L. Boness and Philip D. Moeller as Class III directors of the Company to serve a term of three years;

•
Proposal 4: Approve amendments to our Certificate of Incorporation to remove provisions that require the affirmative vote of holders of at least 80% of the voting power to approve certain amendments to the Certificate of Incorporation and Bylaws;

•
Proposal 5: Ratify our Audit and Finance Committee’s appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2024; and

•
Proposal 6: Approve, on a non-binding advisory basis, the compensation of our named executive officers.

Vote Required
For Proposal 1, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of at least 80% of the outstanding shares of our common stock. Accordingly, abstentions and broker non-votes will have the effect of a vote against Proposal 1.
For Proposal 2, you may vote “FOR” all director nominees or withhold your vote for any one or more of the director nominees. Subject to our majority voting requirements described herein, director nominees are elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. As a result, withheld votes and broker non-votes will have no effect on the election of directors.
For Proposal 3, you may vote “FOR” all director nominees or withhold your vote for any one or more of the director nominees. Subject to our majority voting requirements described herein, director nominees are elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. As a result, withheld votes and broker non-votes will have no effect on the election of directors.
For Proposal 4, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of at least 80% of the outstanding shares of our common stock. Accordingly, abstentions and broker non-votes will have the effect of a vote against Proposal 4.
For Proposal 5, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of a majority of the shares present and entitled to vote on the matter. Accordingly, abstentions will have the effect of a vote against this proposal. Because the ratification of the appointment of the independent auditor is considered a “routine” matter, there will be no broker non-votes with respect to Proposal 5.
For Proposal 6, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of a majority of the shares present and entitled to vote on the matter. Accordingly, abstentions are counted for purposes of determining a quorum and are considered present and entitled to vote on Proposal 6. As a result, abstentions will have the effect of a vote against this proposal. Broker non-votes will not be considered as entitled to vote on Proposal 6, even though they are considered present for purposes of determining a quorum and may be entitled to vote on other matters. As a result, broker non-votes will not have any effect on Proposal 6.
How Votes are Counted
For stockholders of record, all shares represented by the proxies will be voted at the Annual Meeting in accordance with instructions given by the stockholders. Where a stockholder returns their proxy and no instructions are given with respect to a given matter, the shares will be voted: (1) “FOR” the approval of amendments to our Certificate of Incorporation to declassify the Board and provide for annual elections of all directors beginning at the 2026 annual meeting of stockholders; (2) if Proposal 1 is approved, “FOR” the election of the Board’s nominees as Class I directors for a term of two years; (3) if Proposal 1 is not approved, “FOR” the election of the Board’s nominees as Class III directors for a term of three years; “(4) FOR” the approval of amendments to our Certificate of Incorporation to remove provisions that require the affirmative vote of holders of at least 80% of the voting power to approve certain amendments to our Certificate of Incorporation and Bylaws; (5) “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm; (6) “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and (7)  in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting. If you are a stockholder of record and you do not return your proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
For beneficial owners of shares held in street name, the brokers, banks, or nominees holding shares for beneficial owners must vote those shares as instructed. Absent instructions from you, brokers, banks and nominees may vote your shares only as they decide as to matters for which they have discretionary authority under the applicable NYSE rules. A broker, bank or nominee does not have discretion to vote on the election of directors or approval of executive compensation. If you do not instruct your broker, bank or nominee how to vote on those matters, no votes will be cast on your behalf on the election of directors or the advisory vote on executive compensation. Your broker will be entitled to vote your shares in its discretion, absent instructions from you, on the ratification of the appointment of Deloitte as our independent registered public accounting firm.
Any shares of our common stock held in the Thrift Plan that are not voted or for which Vanguard does not receive timely voting instructions, will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions from other participants in the Thrift Plan.
We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the Internet or telephone voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the Annual Meeting.
Notice of Internet Availability of Proxy Materials
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive the proxy materials in printed form by mail or electronically by email on an ongoing basis.
Confidential Voting
All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:
•
to meet any legal requirements;

•
in limited circumstances such as a proxy contest in opposition to the Board;

•
to permit independent inspectors of election to tabulate and certify your vote; or

•
to adequately respond to your written comments on your proxy card.

By Order of the Board of Directors,
John J. Dziewisz
Executive Vice President,
General Counsel &
Corporate Secretary
Dated: April 5, 2024

APPENDIX A
Non-GAAP Financial Measures
Babcock and Wilcox Enterprises, Inc. (the “Company”) has supplemented net income/(loss) information determined in accordance with GAAP by providing EBITDA and adjusted EBITDA as supplemental non-GAAP measures in this proxy statement to assist with evaluating performance. Disclosures of adjusted EBITDA presented herein should not be considered in isolation of, as a substitute for, or superior to, financial information prepared in accordance with GAAP, and such measures may not be comparable to those reported by other companies. When viewed in conjunction with GAAP results and the accompanying reconciliation, the Company believes that its presentation of adjusted EBITDA provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. Management uses adjusted EBITDA as a financial performance measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management also uses adjusted EBITDA, together with other metrics, to set goals for and measure the performance of the business as a whole and segments of the business and to determine incentive compensation, as more fully described in “Compensation Discussion and Analysis-Key 2023 Compensation Decisions-Annual Cash Incentives.” Adjusted EBITDA does not purport to be an alternative to cash flows from operating activities as a measure of liquidity and is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as tax payments, interest payments and debt service requirements. Further, adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance. This measure, or measures similar to it, are also frequently used by analysts, investors and other interested parties to evaluate companies in the industry.
Adjusted EBITDA on a consolidated basis is a non-GAAP metric defined as the sum of the adjusted EBITDA for each of the segments, further adjusted for corporate allocations and research and development costs. At a segment level, the adjusted EBITDA presented below is consistent with the way the Company’s chief operating decision maker reviews the results of operations and makes strategic decisions about the business and is calculated as earnings before interest, tax, depreciation and amortization adjusted for items such as gains or losses arising from the sale of non-income producing assets, net pension benefits, restructuring costs, impairments, gains and losses on debt extinguishment, costs related to financial consulting, research and development costs and other costs that may not be directly controllable by segment management and are not allocated to the segment. The Company uses adjusted EBITDA internally to evaluate its performance and in making financial and operational decisions. When viewed in conjunction with GAAP results and the accompanying reconciliation to the Consolidated Financial Statements, the Company believes that its presentation of adjusted EBITDA provides investors with greater transparency and a greater understanding of factors affecting its financial condition and results of operations than GAAP measures alone.

A-1

Babcock & Wilcox Enterprises, Inc.
Reconciliation of Adjusted EBITDA
(In millions)
	Year ended December 31,	Year ended December 31,
(in thousands)	2023	2022
Net loss	(196,971)	(26,584)
Loss from discontinued operations, net of tax	(118,338)	(6,596)
Loss from continuing operations	(78,633)	(19,988)
Interest expense, net	48,703	44,220
Income tax expense	8,481	11,059
Depreciation & amortization	19,990	21,628
EBITDA	(1,459)	56,919
Benefit plans, net	37,505	(37,528)
Loss (gain) on asset sales, net	57	(2,539)
Stock compensation	7,121	8,654
Restructuring activities and business services transition costs	5,663	8,474
Advisory fees for settlement costs and liquidity planning	1,107	1,509
Settlement and related legal (recoveries) costs	(1,474)	10,734
Acquisition pursuit and related costs	827	5,504
Product development	9,023	4,100
Foreign exchange	2,507	582
Financial advisory services	—	1,424
Contract disposal	8,550	2,976
Letter of credit fees	7,702	5,204
Other — net	2,002	1,496
Adjusted EBITDA	79,131	67,509

A-2

APPENDIX B
*If Proposal 1 is approved, Article FIFTH of the Company’s Certificate of Incorporation will be amended as set forth in this Appendix B. If Proposal 4 is also approved, Article FIFTH of the Company’s Certificate of Incorporation will be further amended as set forth in Appendix C.
FIFTH: (a) Directors. The business and affairs of the Corporation will be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred on the Board of Directors by the DGCL or by the other provisions of this Certificate of Incorporation, the Board of Directors hereby is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, will invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.
(b) Number, Election~~, Classification~~ and Terms of Directors. The number of directors ~~which will constitute the whole~~ of the Company will be determined solely by resolution of the Board of Directors ~~shall be fixed from time to time exclusively by,~~ and may be increased or decreased from time to time exclusively by, the affirmative vote of ~~at least~~ a majority of the directors then in office (subject to such rights of holders of a class or series of shares of Preferred Stock to elect one or more directors pursuant to a Directors’ Resolution with respect to such series)~~, but in any event will not be less than three. The directors, other than those who may be elected by~~. Subject to such rights of the holders of ~~any~~ a class or series of Preferred Stock:
~~, will be~~ (i) Prior to the election of directors at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”), the Board Directors was divided into three classes~~:~~ , Class I, Class II and Class III ~~. Each~~ director will serve for a term ending on the third annual meeting of stockholders of the Corporation following the annual meeting of stockholders at which that director was elected; provided, however, ~~that~~, with the directors ~~first designated as~~in Class I ~~directors will serve for~~having a term expiring at the ~~annual meeting~~2026 annual meeting of stockholders (the “2026 Annual Meeting”)~~of stockholders following the end of the calendar year 2015~~, the directors ~~first designated as~~in Class II ~~directors will serve for~~having a term expiring at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) ~~next following the end of the calendar year 2016,~~ and the directors ~~first designated as~~in Class III ~~directors will serve for~~having a term expiring at the ~~annual meeting of stockholders next~~ following the end of the calendar year 2017. Each director will hold office until the annual meeting of stockholders at which that director’s term expires and, the foregoing notwithstanding, each director will serve until his or her successor shall have been duly elected and qualified or until his or her earlier ~~death, resignation or removal.~~2025 Annual Meeting.
(ii)
Following the election of directors at the 2024 Annual Meeting, the Board of Directors will be divided into two classes, Class I and Class II, with the directors in Class I having a term expiring at the 2026 Annual Meeting and the directors in Class II having a term expiring at the 2025 Annual Meeting. The directors in Class I will be the directors elected to the Board of Directors at the 2024 Annual Meeting and the directors who, immediately prior to the 2024 Annual Meeting, were in Class II and had terms expiring at the 2026 Annual Meeting; the directors in Class II will be the directors who, immediately prior to the 2022 Annual Meeting, were in Class I and had terms expiring at the 2025 Annual Meeting.

(iii)
Commencing with the election of directors at the 2025 Annual Meeting, the directors in Class II will be up for election for a one-year term ending at the 2026 Annual Meeting and, commencing with the election of directors at the 2026 Annual Meeting, the Board of Directors will no longer have classified terms and all directors will be elected for a term expiring at the following annual meeting of stockholders, or if earlier, their death or resignation and may be removed with or without cause as provided in the DGCL.

At each annual election prior to the 2026 Annual Meeting, the directors chosen to succeed those whose terms then expire will be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors ~~shall have~~has designated one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.
Prior to the 2025 Annual Meeting, (i) in ~~In~~ the event of any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he or she is a

B-1

member until the expiration of his or her current term, or his or her prior death, resignation or removal ~~. The~~, and (ii) the Board of Directors will specify the class to which a newly created directorship will be allocated.
~~Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.~~
(c) ~~Removal of Directors. No director of the Corporation may be removed from office as a director by vote or~~ other action of the stockholders or otherwise, except for cause or a Board Determination (as defined below), and then only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Except as applicable law otherwise provides and unless the Board of Directors has made a determination that removal is in the best interests of the Corporation (in which case a finding of cause is not required for removal), which determination shall require the affirmative vote of at least eighty percent (80%) of the directors then in office at any meeting of the Board of Directors called for that purpose (a “Board Determination”), “cause” for the removal of a director will be deemed to exist only if the director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent or guilty of misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by (A) the affirmative vote of at least eighty percent (80%) of the directors then in office at any meeting of the Board of Directors called for that purpose or (B) a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors voting separately as a class pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the Directors’ Resolution providing for the establishment of any series of Preferred Stock, any such director of the Corporation so elected may be removed in accordance with the provisions of that Directors’ Resolution. The foregoing provisions of this Article FIFTH are subject to the terms of any series of Preferred Stock with respect to the directors to be elected solely by the holders ~~of such series of Preferred Stock.~~
(~~d~~c) Vacancies. Except as a Directors’ Resolution providing for the establishment of any series of Preferred Stock may provide otherwise, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause will be filled by the affirmative vote of at least a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until that director’s successor shall have been elected and qualified or until his or her earlier death, resignation or removal. Except as a Directors’ Resolution providing for the establishment of any series of Preferred Stock may provide otherwise with respect to directors elected pursuant to any provisions contained in a Directors’ Resolution with respect to such series, no decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director.
(~~e~~d) Amendment of Bylaws. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of at least a majority of the directors then in office. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation at any annual meeting before which such matter has been properly brought in accordance with the Bylaws of the Corporation, or at any special meeting if notice of the proposed amendment is contained in the notice of said special meeting; provided, however, that, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.
(~~f~~e) Certain Amendments. Notwithstanding anything in this Certificate of Incorporation or the Bylaws of the Corporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with, or to repeal, this Article FIFTH or Article SIXTH.

B-2

APPENDIX C
*If Proposal 4 is approved, Article FIFTH of the Company’s Certificate of Incorporation will be amended as set forth in this Appendix C. If Proposal 1 is also approved, Article FIFTH of the Company’s Certificate of Incorporation will be further amended as set forth in Appendix B.
FIFTH: (a) Directors. The business and affairs of the Corporation will be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred on the Board of Directors by the DGCL or by the other provisions of this Certificate of Incorporation, the Board of Directors hereby is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, will invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.
(b) Number, Election, Classification and Terms of Directors. The number of directors which will constitute the whole Board of Directors shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of at least a majority of the directors then in office (subject to such rights of holders of a series of shares of Preferred Stock to elect one or more directors pursuant to any provisions contained in a Directors’ Resolution with respect to such series), but in any event will not be less than three. The directors, other than those who may be elected by the holders of any series of Preferred Stock, will be divided into three classes: Class I, Class II and Class III. Each director will serve for a term ending on the third annual meeting of stockholders of the Corporation following the annual meeting of stockholders at which that director was elected; provided, however, that the directors first designated as Class I directors will serve for a term expiring at the annual meeting of stockholders next following the end of the calendar year 2015, the directors first designated as Class II directors will serve for a term expiring at the annual meeting of stockholders next following the end of the calendar year 2016, and the directors first designated as Class III directors will serve for a term expiring at the annual meeting of stockholders next following the end of the calendar year 2017. Each director will hold office until the annual meeting of stockholders at which that director’s term expires and, the foregoing notwithstanding, each director will serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.
At each annual election, the directors chosen to succeed those whose terms then expire will be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.
In the event of any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. The Board of Directors will specify the class to which a newly created directorship will be allocated.
Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.
(c) Removal of Directors. No director of the Corporation may be removed from office as a director by vote or other action of the stockholders or otherwise, except for cause or a Board Determination (as defined below), and then only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Except as applicable law otherwise provides and unless the Board of Directors has made a determination that removal is in the best interests of the Corporation (in which case a finding of cause is not required for removal), which determination shall require the affirmative vote of at least eighty percent (80%) of the directors then in office at any meeting of the Board of Directors called for that purpose (a “Board Determination”), “cause” for the removal of a director will be deemed to exist only if the director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent or guilty of misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by (A) the affirmative vote of at least eighty percent (80%) of the directors then in office at any meeting of the Board of Directors called for that purpose or (B) a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors voting separately as a class pursuant to the provisions applicable in the case of

C-1

arrearages in the payment of dividends or other defaults contained in the Directors’ Resolution providing for the establishment of any series of Preferred Stock, any such director of the Corporation so elected may be removed in accordance with the provisions of that Directors’ Resolution. The foregoing provisions of this Article FIFTH are subject to the terms of any series of Preferred Stock with respect to the directors to be elected solely by the holders of such series of Preferred Stock.
(d) Vacancies. Except as a Directors’ Resolution providing for the establishment of any series of Preferred Stock may provide otherwise, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause will be filled by the affirmative vote of at least a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until that director’s successor shall have been elected and qualified or until his or her earlier death, resignation or removal. Except as a Directors’ Resolution providing for the establishment of any series of Preferred Stock may provide otherwise with respect to directors elected pursuant to any provisions contained in a Directors’ Resolution with respect to such series, no decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director.
(e) Amendment of Bylaws. The Board of Directors ~~shall~~will have the power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors ~~shall~~will require the approval of ~~at least~~ a majority of the directors then in office. The stockholders ~~shall~~will also have the power to adopt, amend or repeal the Bylaws of the Corporation at any annual meeting before which such matter has been properly brought in accordance with the Bylaws of the Corporation, or at any special meeting if notice of the proposed amendment is contained in the notice of said special meeting; provided, however, that, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least ~~eighty percent (80%)~~a majority of the voting power of all then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, ~~shall~~will be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.
(f) ~~Certain Amendments. Notwithstanding anything in this Certificate of Incorporation or the Bylaws of the Corporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with, or to repeal, this Article FIFTH or Article SIXTH.~~

C-2

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 14, 2024 (May 13, 2024 for participants in B&W's Thrift Plan). Have this proxy card in hand when accessing the web site and follow the instructions to obtain the records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BW2024**

Attendance at the annual meeting is via the Internet and votes can be made during the meeting. Have the information that is printed in the box marked by the arrow below available and follow the instructions.

VOTE BY PHONE -1-800-690-6903
Use any touch-tone telephone to transmit voting instructions up until 11:59 p.m. Eastern Time on May 14, 2024 (May 13, 2024 for participants in B&W's Thrift Plan). Have this proxy card in hand when calling and then follow the instructions.

VOTE BY MAIL
Mark, sign and date this proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V05245-P87891 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BABCOCK & WILCOX ENTERPRISES, INC.

Vote on Proposal

The Board of Directors recommends a vote FOR proposal 1.

		For	Against	Abstain
1.	Approval of amendment to Certificate of Incorporation to declassify Board of Directors and provide for annual elections of all directors beginning in 2026.	!	!	!

Vote on Directors

The Board of Directors recommends that a vote FOR all nominees listed in proposals 2 and 3.

		For	Withhold
2.	If proposal 1 is approved, the election of the nominees listed as Class I directors for a term of two years:	!	!
	Nominees:		
	2a. Henry E. Bartoli	!	!
	2b. Naomi L. Boness	!	!
	2c. Philip D. Moeller		

		For	Withhold
3.	If proposal 1 is not approved, the election of the nominees listed as Class III directors for a term of three years:		
	Nominees:		
	3a. Henry E. Bartoli	!	!
	3b. Naomi L. Boness	!	!
	3c. Philip D. Moeller	!	!

Vote on Proposals

The Board of Directors recommends you vote FOR proposals 4, 5, and 6.

		For	Against	Abstain
4.	Approval of amendment to Certificate of Incorporation to remove provisions requiring affirmative vote of at least 80% of voting power for certain amendments to the Company's Certificate of Incorporation and Bylaws.	!	!	!
5.	Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the year ending December 31, 2024.	!	!	!
6.	Approval, on a non-binding advisory basis, of executive compensation.	!	!	!
		!	!	!

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR all nominees, FOR proposals 1, 4, 5, and 6.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign exactly as the name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

~B:WENTE RPR ISES~Mea:ta:" .ea Kfl:Ct»I EN~.WC.11t»£Mr MMtilET snt££T~SI.NrE i!d'OAA'RtlN., DNO.f.430!!I D SCAN TO zVIEW MATERIALS & VOTE\I OJ7E B,Y IHTElUfET8efarr Thr: Mrcttn'i• t;o to WWW M9!Wfflff 9Qffl o r Bean th& QR H ar COO& aboveUse t he lntcJ"nat to tr.:msmlt v ofir.is nstructkx,s .11ndl ·for c: lectroA1c de:1M::ry of l rrloJmation up until i i :Jg•p..m. b st~Tlmc on M;ay i A 20:24 { May U . 1024 foc- ip;;artidpourtsfn a&\Vs 'Dlrift Plil n). ~ the; p rm.)' card lrn b.iad when .acc6 .dl)g the: web site ;and foll ow· t heInstructions to o btillri ttle R co n::i!'. an.di to cns1e an e1~ v o ting l rzstruc.tlioo fMm.~N'lr, The M a- tl'ng .. Go to WWWYlrtYilPhfl[9DOlctwm:ttf1og comfBW2024Att-endana: .at the! ;annl!ii11 mel!tln:g is vb the lnt mnd ilnd voes an be m.1de during the~- tfa ..-c tbe lnfarm;atfon th;atprinlrdl hi the box m.1rl::M by t he- ~ row ~ aw;w;ilbb1e .aooi fa"°"" tha: lnnructlons...VOTE BY :PHON E - ! -300-'4.9CJ-CD3Us e ;my t ouch-ttiac1111! 11:! lql,,ooe to tr.msm'it vott.ng Instructi o ns u p oo:tiil 11:S 9 p..m . E':ast-cmTime Clil i\efay 14, 202::i (M ilV 1:!, 2024: for ip:;!rticipants In a&W"s Tlialft Pbn). M;iv.e thl!i pmlCli' e.:100: In 11.ln.dl wfl en c.a[ nis ;a111d lfleni f allow t he: Instructions_VOTE B,Y MAILMart... :-;lgr, a:n."l:I! cbte t bk :proxy c;ard ;zr.;d ~ In the p ctSUj:r •p.a ld 1::miE:.'kJ.;pe provldied o r~ t um Lt ID, Vot ~ Procesd r:wg. cjo E!lro.1dri:dge. ~1 Mc-J"CCd es VtJ.1y. Edgewood, NY u , 11_ TO VOTE. M!ARIC !!LOC'KS BELOW IN l!LU It OF! !!LA.CIC INK AS FOLLOWS: VOS2.45-P878~1KEEP THIS PORTION FOR \'OUR RECORDS - IBIS PROXY CARD IS VAUDONL YWHEN SIGNED AND DATED.DtfACH ANO l!EiURN fHIS PORTION 01-lLY BABCOC K & WILCOX EJNTERPR:tSES, INC. vote on Prop eBl The l:loard or Drrvetors n1eomen cia. a vote IFOR propos 1.Fo, Ag:ainst Abstain 1.App.rcto1a'I or ;Jim1::n.dmcmtl 1 Ccrtlfl catc or Jncorpor.1tlon to!!! di!:chn ~ify Board or Dlrm.or,. and pflO'lldi:, fo r imllllal c lcctJore Df ~II lirccton bqlnnlng ln21nS..V o & cm PropD&3ie V I• on DlneloraTIie Boora or Dlr&l lora reoommen IB you Yols FOR propoeals ,tFor Against Abstain Th e Elo.ard or Dlrectoni 1t1co mme-nd a. tbat a vote FOR all nom.lnes:a5 ,6111\d 7 . llat&d ., propo11;3~ 2 a nds.2. Ir Fl"(Jpm .111 Is ap ~ v,:,d, lhc- elcctlC111 er 'tl'le nomlnee:s list-~ iEi Cla!i:!! I .-Ccl:or':s h r;,, term of two ')'t!'~rs:-ftQf11tnR$S::2a. t le.rwy [. 8Mt·O:li Fo rWithhold!! 4. APP,O'ili l tlf imendm• l't to Ce.rttficit·• of. I IKOr.l)Oriit lOII tci.-.m~ pro,.t'si011&: ,-.q 1r1111 ; fflrm;ttw "Otilill c f -i·t 'htiiil!lt ~ of woll~ i O,..r fq, O t;!ln ~ow~n1 to 111• Co"1P "I' i;onllloaw of tr.o,ri,,oro1!1on •• deyt.....,_ !!!!!I 21 , NIIOffll •· acness2c. Phlllp D. M o.II"!i., lf propo.sa1•1 ls. "1 0't 1:pprO¥ed,. the eleafon of 11le ROminees:lr:rti:!d a,s ~j ·1II. cllrecc.or.1- fo, ii berm ot 'lbree -y e:.a r!I:Nom:inees::!k. Philip D. MDt:!llcr 5,IFo,!!!!7.II ftirtffi c.:i ti(lll o f A(lpQlrrt:m,mt af :Oc:di;iltm It 'f()l.u;h lJ l,P .a:5,lr.tdap!Jlld~nt Rqlst~flltd• Pllbllc. Aci;:o..-. ng Firm fQI" tho, y~ r-a nd lf'il bqa!m~r ~1, 2-0:2:-4..Ap;pro't',iJI, o:n ;a nano-bind ing ;adv\soiy b.J:sls.. of'e,ucutive com,pensat:lon.ApprDVC! ..1n ami:rui nerrt to ltlE:. Ccm:p.Hty"s 2021 t.ong·-Ti:rm l11Q1:11tlw P\;:in !!!!!! The '11are.s. res,1tSented by 'ihls. Pfo:.Y,, w tien prq:il!'lf)tu :ecirtedi, w ill be voted in the manner dirKt:ed hKelnI , tl,o un lersiP!ecl Stodohclde l.•~ If no dl.-.etion lo mod,o, lhl• ... - y will b• vvl4d FOR all nom!rM1• 0, FORpr poM!• 1, ,t 5, 6ond 7. ll oov othermoltersl]« perly...,,obe.forothe 111eetlns, thoper5,0m. named -In·'ttllsprc».y w111 vote in tht ir dls.cN'tion,Please .sigr, er.:aic:tly :as the n.ame(J;J :ip,pe;ir(.s.l hiercon. W~n $1.sraing ,as. :J ttDmt!!f, e:u:ooto r, ;a.:lmln klr.a.tor~o r 01:'h~ fi d ud.wy, ple :ue atve full t ld ~ ad: :wch.. Jalr,t OM'lel':$ s;ho uld i:ad1 s:fer. permn.:alty. AJI holder:S must sign.. if .:a .oorpm..:atl011 or p;ii~r.sillp.. ple,u tlll!! slgri In fu ll c.orpor.ati:: ar- p..i rt mrshfp name by .1 ut:harlzed a ffice.r . III I II $lgnature :[?LEAS.E SIGN WITHIN 80.l(JOateSipla'lllre (Joint Ow ne rs)Dilte

www.virtualshareholdermeeting.com/BW2024

V05246-P87891

BABCOCK & WILCOX ENTERPRISES, INC.

ANNUAL MEETING OF STOCKHOLDERS
May 15, 2024

The undersigned stockholder(s) hereby appoint(s) Kenneth Young and Louis Salamone, or either of them, as proxies, each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Babcock & Wilcox Enterprises, Inc. ("B&W") that the stockholders(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 a.m. Eastern Time on May 15, 2024, at www.virtualshareholdermeeting.com/BW2024, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

ATTENTION PARTICIPANTS IN B&W'S THRIFT PLAN: If you held shares of B&W common stock through The B&W Thrift Plan (the "Thrift Plan"), this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company ("Vanguard"), Trustee of the Thrift Plan. Your proxy must be received no later than 11:59 p.m. Eastern Time on May 13, 2024. Any shares of B&W common stock held in the Thrift Plan that are not voted or for which Vanguard does not receive timely voting instructions, will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions from other participants in the Thrift Plan.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPED

Please send any address changes and/or comments to: investors@babcock.com

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

~B:WENTERPRISES~Babcock & Wllcox Enterprlses, Inc.Annual Meeting or StockholdersMay 15, 2024 at 10:30 a.m .www.virlualshareholdermeeting.com/BW2024Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Proxy Statement and Annual Report are avaflable at www.proxwote.com.li' 5246-PB7!19lBABCOCK & WILCOX ENTERPRISES, INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSANNUAL MEETING OF STOCKHOLDERSMay 15, 2024The under..ignecl stod,holcler(s) hereby appo it(s) Kenneth Young and Lo"is Salamone, or eithe r of them, ,,. proxi es, each with the power to appo int his substitute, to represent and to vote, as designated on the re\'erseside of th is ballot. all of t he sl:lare.s of commons oc~ of Babcock & Wilcox En erprises, Inc. (" ll&W") hat the stockholder..(s) is/a re ent itled to vo eat the Annua l Meeting o Stockho lders to be held at 10,30 a.m. Eastern Time on May 15, 2024, at www.virtuafshareholclermee ing .com/BW2024, ancl any adjournment or postponement hereof.THIS PROXY, WHEN PROPERLY EX.ECU'TED, WlLL BE VOTED II~ THE M,6-NNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THI S PROXY WILL BE VOTED IN ACCO RDANCE WITH THE BOARD OF DIRECTORS 'iRECOMMENDATIONS.ATTENTION PARTICIPANTS IN B&W'STHRIFT PLAN: If you held shareso B&Wcommonstock th rough The B&WThr#tPlan (the 'Thrift Plan'), this pro•v cover.. all sha res for which the undersigr,ed !:las the ri.ght t o give voting instructions to Var,guard Fiduciary Trust Company ("Vangua rd"), Truste a of tt.e T hrift Plan. Your proxy must be received no later han 11:59 p.m . Eastern Time on May 13, 2024. Any shares of 'B&Wcommon stock held in the Thr ift IPlan that are no voted or for which Van.guard does l'lDtrece ive imel!y voting i.ns:truction.s, wil l be Yot ed in the s.ame p roportion as the sha res fo r which Van.gua rd receiveS- t imelyvoting instructions from other pa rticipa nls in !:le Thrift Plan.PLEASE MARK, SIGN, DATE AND RETURN T HIS P,ROXY CARD P,ROMPT1LY USING THE ENCLOSED REPlY ENVELOPEDPlease send any a cldress c hanges and/ or comments to: tnvestors(elbabcocl::.comCONTINU6D AND TO BE SIGNED ON REVERSE SIDE